PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated May 26, 2011)	Registration No. 333-174266

Zion Oil & Gas, Inc.

Up to $18,650,000

Dividend Reinvestment and Common Stock Purchase Plan

This prospectus relates to shares of common stock and other securities that we may offer and sell from time to time according to the terms of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Zion Oil & Gas, Inc. Participants should retain this prospectus for future reference.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting cash dividends paid on our common stock, par value $0.01 (the “Common Stock”), if and when paid in the future, and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. Furthermore, for a limited time period extending through 5:00 p.m., Eastern Time, on August 30, 2013, the Plan will include a unique feature whereby new investors and existing stockholders can also purchase, directly from Zion, units (each a “Unit” and collectively the “Units”) of Zion securities, with each Unit consisting of (i) one share of our Common Stock and (ii) one warrant to purchase one additional share of our Common Stock at an exercise price of $2.00 (each “Warrant” and collectively the “Warrants”).

All securities offered under the Plan will be purchased directly from Zion. All proceeds from the sales of shares of Common Stock and Units under the Plan, as well as any exercise of warrants, will be received by us and applied to our general corporate purposes.

To date, we have not paid dividends on shares of our Common Stock or any other class of capital stock and no assurance can be given as to when, if ever, we will be able to pay dividends on our Common Stock. The payment of dividends on our Common Stock is at the discretion of our Board of Directors. There is no guarantee that we will pay dividends in the future.

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN”. The last sale price of our common stock on the NASDAQ Global Market on March 22, 2013 was $1.25. The Warrants to be issued pursuant to this offering will be separately transferable following their issuance through their expiration date. The Warrants are not currently trading on any market. We have filed an application with NASDAQ to list the Warrants on the NASDAQ Global Market. The Units are non-transferable.

Based on the reported sale price of $1.75 of our common stock on the NASDAQ Global Market on January 15, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, is approximately $56,000,000, calculated in accordance with General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell under this prospectus supplement common stock or other securities with a value exceeding one-third of our public float in any 12-month period. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Investing in the securities offered by this prospectus is risky. You should read this prospectus carefully before you invest. You should carefully consider the “Risk Factors” section beginning on page S-17 before deciding whether to invest.

The securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 27, 2013.

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TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	2

Prospectus Supplement Summary	2

Description of the Plan (Questions and Answers)	5

Limitation of Liability	18

Special Note Regarding Forward Looking Statements	19

Risk Factors	20

Capitalization	32

Determination of Offering Price	33

Dilution	34

Federal Income Tax Considerations	35

Use of Proceeds	39

Plan of Distribution	39

Legal Matters	40

Experts	40

Information Incorporated By Reference	40

Annex A — Form of Warrant	42

Annex B – Enrollment Form	46

Prospectus

About this Prospectus	3

Special Note Regarding Forwarding Looking Statements	3

Summary	5

Risk Factors	10

Use of Proceeds	21

Description of Common Stock	22

Description of Debt Securities	25

Description of Warrants	32

Description of Units	34

Legal Ownership of Securities	34

Plan of Distribution	38

Legal Matters	40

Experts	41

Where You Can Find More Information	41

Incorporation of Certain Information By Reference	41

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of Plan and the securities offered under the Plan. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering under the Plan. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

Unless otherwise indicated, all references to “Zion Oil & Gas”, “Company”, “our”, “we”, “us”, and similar terms refer to Zion Oil & Gas, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize to be distributed to you, including the “Risk Factors” section beginning on page S-17 of this prospectus supplement and, the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Zion Oil & Gas, Inc.

We are an initial stage oil and gas exploration company with a history of over 12 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN”. We are headquartered in Dallas, Texas and have a branch office in Caesarea, Israel.

Zion’s vision, as exemplified by John Brown, our Founder, Chairman, and CEO, of finding oil and/or natural gas in Israel, is biblically inspired. The vision is based, in part, on biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient biblical tribal areas. While John Brown provides the broad vision and goals for our company, the actions taken by the Zion management team as it actively explores for oil and gas in Israel, are based on modern science and good business practice. Zion’s oil and gas exploration activities are supported by appropriate geological, geophysical and other science-based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

We currently hold three petroleum exploration licenses, all onshore Israel, comprised of the Asher-Menashe License (covering approximately 78,824 acres), the Joseph License (covering approximately 83,272 acres), and the Jordan Valley License (covering approximately 55,845 acres). Collectively, our three license areas cover approximately 218,000 acres. We have continuously held the Asher-Menashe License since June 2007 and the Joseph License since October 2007. We were awarded the Jordan Valley License in April 2011. The Asher-Menashe and Joseph License areas are geographically contiguous and within a similar geologic environment. The Joseph License is currently scheduled to expire on April 10, 2013, but is subject to extension through October 10, 2014. The Asher-Menashe License is scheduled to expire on June 9, 2013 and is subject to extension through June 9, 2014. The Jordan Valley License has a three-year primary term, which continues through April 12, 2014, and may be extended for additional one-year periods up to a maximum of seven years to 2018.

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To date, we have drilled three exploratory wells in the Joseph License area and one exploratory well in the Asher-Menashe License area. While the presence of hydrocarbons was indicated while drilling certain of these wells, none of the exploratory wells that we have drilled to date in our license areas have been deemed capable of producing oil or gas in commercial quantities.

As a result of the evaluation of previous and recently acquired geological and geophysical data relating to our license areas, we are in the process of re-evaluating our exploration strategy going forward. In evaluating our seismic and geologic database, we have identified areas of potential petroleum exploration interest that are outside the areas of our current license configurations. One area, in particular, is contiguous with and directly abuts our existing Jordan Valley License area, extending westward to the Megiddo Valley (and includes the Jezreel Valley). We are in the process of applying to the Israel Petroleum Commissioner (the “Petroleum Commissioner”) for a new petroleum exploration license in this Megiddo to Jezreel Valley area. Of course no assurance can be provided that we will in fact be awarded the new exploration rights. See the discussion below under “Risk Factors – If we cannot obtain the new petroleum license which we seek, then our business may be severely impaired.” If granted the exploration license for the sought after area, then we will need to conduct further exploratory work prior to actually spudding a new exploratory well.

Assuming our application to the Petroleum Commissioner and subsequent exploratory studies are successful, we will need to complete the permitting process and also finalize arrangements for a suitable drilling rig and experienced drilling crew in order to drill any exploratory prospect to the desired depth. As we have previously reported in our annual and quarterly reports filed with the SEC, the onshore permitting process in Israel with respect to petroleum exploration is undergoing significant modification, resulting in a lengthier permitting process.

Plan Summary

We are offering new investors and existing stockholders a convenient method to purchase shares of Common Stock directly from Zion and to reinvest cash dividends paid on Zion’s Common Stock in the purchase of additional shares of Common Stock. In addition, for a limited time extending through 5:00 p.m., Eastern Standard Time, on August 30, 2013, the Plan will include a unique feature whereby new investors and existing stockholders can also purchase, directly from Zion, units (each a “Unit” and collectively the “Units”) of Zion securities, with each Unit consisting of (i) one share of our Common Stock and (ii) one warrant to purchase one additional share of our Common Stock at an exercise price of $2.00 (each a “Warrant” and collectively the “Warrants”), all as described below.

Under the Plan, you can make an initial investment in Zion’s Common Stock or Units, or a combination of both, with an initial payment of $250 or more. Once you are a registered shareholder, you can increase your holdings of our Common Stock or Units (while the Units continue to be offered) through optional monthly cash payments of $50 or more.

Investments in excess of $10,000 in any month or an initial investment in excess of $10,000 can only be made with our approval of a “Request for Waiver.” See Question 13. The dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Purchases of shares and/or Units may be made twice monthly, on the 15th calendar day of each month, or the next trading day if the 15th day is not a trading day, and on the last business trading day of each calendar month (in each case, a “Purchase Date”). For Automated Clearing House debits (ACH) withdrawals that have been set up by RTC, RTC would debit the bank account on the 25th of the month. Initial and optional cash investments made by check must be received by the Plan Agent on or before the business day prior to the next succeeding Purchase Date. Interest will not be paid pending purchase of shares or Units.

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The Plan is administered by Registrar and Transfer Company of Cranford, New Jersey (the “Plan Agent”).  As Plan Agent, Registrar and Transfer Company keeps records, sends statements of account to Plan participants and performs other duties relating to the Plan.

Purchasing Shares under the Plan

Your Plan account will be credited with the number of shares (including fractional shares, computed to four decimals) of our Common Stock that you purchased. The price at which shares will be sold to you and credited to your account will be at the at the average of the daily averages of the high and low sales prices of Zion’s publicly traded Common Stock as reported on the NASDAQ Global Market for the five (5) trading day period ending on the Purchase Date (hereinafter the “Market Price of the Publicly Traded Stock”). Management may, in its sole discretion, determine to provide a discount off the Market Price of the Publicly Traded Stock, which will in no event exceed 10% off Market Price of the Publicly Traded Stock. Zion shall have the sole discretion to determine, if there is to be a discount, the amount of such discount, if any (the “Discount Amount”), and the period in which such discount is to remain in effect (the “Discount Period”). The Discount Period and the Discount amount will be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date. Modifications of the Discount Amount and the Discount Period will become effective on such succeeding Purchase Date following the announcement of such change.

As a participant, you are required to have your Common Stock held in book entry in the Plan with the Plan Agent during the initial six (6) months after the date of your purchase. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be subject to a withdrawal fee equal to the discount to the Market Price of the Publicly Traded Stock that you received, if any, when purchasing the shares being withdrawn, if any discount.

Subject to compliance with all applicable laws, you may transfer ownership of some or all of your Plan shares by sending the Plan Agent written, signed transfer instructions and acceptable to the Plan Agent and endorsed by the Participant with a medallion guarantee applied to the endorsement.  You will be responsible for any applicable taxes in connection with the transfer.

You will also be credited with dividends on fractions of shares you hold in the Plan. You can elect to reinvest all or a portion of your dividends. To date, Zion has not paid dividends on its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock.

Purchasing Units under the Plan

For a limited time period ending at 5:00 p.m., Eastern Standard Time, on August 30, 2013 (the “Unit Option Termination Date”), the Plan provides a unique feature whereby new investors and existing stockholders can also purchase, directly from Zion, Units of Zion securities, with each Unit consisting of (i) one share of our Common Stock and (ii) one warrant to purchase one additional share of our Common Stock.

The Unit will be offered directly to Plan participants at a price per Unit between $2.50 and $5.00, to be fixed periodically by Zion. Initially, the price per Unit will be $2.50. Changes to the per Unit purchase price will be posted on the Zion website and the Plan Agent’s at least two business days prior to next succeeding Purchase Date. No changes will be made to the Warrant exercise price of $2.00 per share.

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The Warrants to be issued as part of Units purchased under the Plan will be separately transferable following their issuance and through their expiration date. The Warrants will remain a book-keeping entry by the Plan Agent until the Participant requests delivery of the certificate representing the Warrant. The Warrants will become first exercisable on the 31st day following the Unit Option Termination Date (i.e., on September 30, 2013) and continue to be exercisable through September 30, 2018 at a per share exercise price of $2.00. The Warrants are not exercisable prior to such date. We have filed an application with NASDAQ to list the Warrants on the NASDAQ Global Market; however, no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market.

Unlike shares purchased under the Plan, share of Common Stock and the Warrants purchased as part of the Units are not subject to the mandatory deposit requirement, nor to the Withdrawal fee.

Federal Income Tax Considerations

Since you may be purchasing shares at a discount to fair market value, you may be treated as having received an additional dividend distribution equal to the excess, if any, of the fair market value of the shares acquired on the Purchase Date over the amount of your investment. Generally, participants in the Plan should not recognize income or loss for United States federal income tax purposes in connection with the purchase of Units under the Plan. You should consult your tax advisor as to the particular consequences to you of the Plan and any future dividend reinvestment. For a detailed discussion, see “Federal Income Tax Considerations” on Page S-34.

DESCRIPTION OF THE PLAN

The following is a detailed description of the Plan in question-and-answer format.

PLAN OVERVIEW

1.	What is the purpose of the Plan?

The Plan provides Zion with an economical and flexible mechanism to raise equity capital through sales of our Common Stock and Units.  We will be using these proceeds to further our operations, including our exploration for oil and gas in onshore Israel.

The Plan is also intended to promote long-term stock ownership among existing and new investors in Zion by providing a convenient and economical method to purchase shares of our Common Stock and reinvest cash dividends in shares of common stock (when we pay dividends in the future, if ever) without payment of a brokerage commission.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of shares of Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan’s intended purpose precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional monthly cash investment limit. We reserve the right to modify, suspend or terminate participation in this Plan by otherwise eligible holders of our Common Stock or new investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the Plan or which could reasonably be used to circumvent the rules of the Plan.

2.	What features does the Plan offer?

 Initial investment. If you are not an existing shareholder with a Plan Account through the Plan Agent, you can make an initial investment in Zion’s Common Stock, starting with as little as $250. If you wish to make initial cash investments in excess of $10,000 for the purchase of stock, you will need to obtain our written approval. See Question 13.

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If you wish, you can also apply this amount to the purchase of Units, so long as the Units are available for purchase. Please note that the dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Optional monthly cash investments. Once you are a registered shareholder with a Plan Account through the Plan Agent, you can increase your holdings of our Common Stock through optional monthly cash investments of $50 or more. Participants are not required to make additional investments. You can make optional monthly cash investments by check, or electronically with deductions from your personal bank account. If you wish to make monthly cash investments in excess of $10,000 for the purchase of stock, you will need to obtain our prior written approval. See Question 13.

For monthly automatic cash purchases, participants must complete the Enrollment Form, checking the box for Automatic Monthly Investments, indicate the amount of the monthly debit [minimum $50, maximum $10,000 (unless you obtain our prior written approval)] and include a voided check for the account to be debited. Only accounts at U.S. banks can participate in this program.

Checks drawn on U.S. banks must be received by the Plan Agent on or before the business day prior to the next succeeding Purchase Date. Purchases of shares and/or Units may be made twice monthly, on the 15th calendar day of each month, or the next trading day if the 15th day is not a trading day, and on the last business trading day of each calendar month (in each case, a “Purchase Date”). For ACH withdrawals that have been set up by RTC, RTC would debit the bank account only on the 25th of the month.

You can also apply these amounts to the purchase of Units, as long as the Units are available for purchase under the Plan. Please note that the dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Automatic dividend reinvestment. You can also increase your holdings of our Common Stock through automatic reinvestment of your cash dividends (when and if dividends are paid in the future). You will also be credited with dividends on fractions of shares you hold in the Plan. You can elect to reinvest all or a portion of your dividends. However, Participants electing to reinvest dividends are required to reinvest at least 10% of the dividend to qualify as a dividend reinvestment program under I.R.S. Regulations. To date, Zion has not paid dividends on its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock.

Mandatory Share Deposit. As a participant, you are required to have your Common Stock held in book entry form in the Plan with the Plan Agent for at least six (6) months after the date of purchase of your shares. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be subject to a withdrawal penalty. See Question 18.

You are not required to deposit shares of Common Stock and Warrants which are purchased as part of a Unit and also you are not subject to any withdrawal fee for such securities.

Automated transactions. The Plan Agent does not have online interactive purchase facilities. The Plan Agent does provide the Plan Prospectus and enrollment forms online. Participants will be able to view their accounts and statements online.

3.	How does the purchase of Units work?

For those investors or stockholders who wish to also hold warrants in our company and benefit from future opportunities, we are offering, for a limited time period that extends through August 30, 2013, the opportunity to purchase Units of our securities where each Unit is comprised of one Common Stock and one Common Stock purchase warrant. The Warrant affords you the opportunity to purchase one share of our Common Stock at a warrant exercise price of $2.00. The Warrants will become first exercisable on the 31st day following the Unit Option Termination Date (i.e., on September 30, 2013) and continue to be exercisable through September 30, 2018 at a per share exercise price of $2.00. The Warrants are not exercisable prior to such date. We plan on filing an application with NASDAQ to list the Warrants on the NASDAQ Global Market; however, no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market.

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4.	What is the price that I will pay for shares of Common Stock under the Plan?

Shares of Common Stock issued under the Plan and credited to your account will be sold to you at the average of the daily averages of the high and low sales prices of Zion’s publicly traded Common Stock as reported on the NASDAQ Global Market for the five (5) trading day period ending on the Purchase Date (the “Market Price of the Publicly Traded Common Stock”) minus the discount, if any, as determined by Zion.

Any discount is subject to periodic change by Zion. Zion reserves the sole discretion to determine any current or future discount off the Market Price of the Publicly Traded Stock for continuing investments in shares of our Common Stock. Zion shall have the sole discretion to determine, if there is to be a Discount Amount, if any, and the duration of the Discount Period. The Discount Period and the Discount amount, if any, shall be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date.

Your Plan account will be credited with the number of shares (including fractional shares, computed to four decimals) equal to the amount invested for your Plan account divided by the applicable price per share.

5.	What is the price that I will pay for Units under the Plan?

The Unit will be offered directly to Plan participants at a price per Unit between $2.50 and $5.00, to be fixed periodically by Zion. Initially, the price per Unit will be $2.50. Changes to the per Unit purchase price will be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date.

The Unit is priced at $2.50 per Unit, and the Warrant included in the Unit will have an exercise price of $2.00. No changes will be made to the Warrant exercise price of $2.50 per share. The last sale price of our common stock on the NASDAQ Global Market on March 22, 2013 was $1.25.

6.	When will purchases of shares or Units be actually made?

Purchases of shares and/or Units may be made twice monthly, on the 15th calendar day of each month, or the next trading day if the 15th day is not a trading day, and on the last business trading day of each calendar month (in each case, a “Purchase Date”). Initial and optional cash investments made by check must be received by the Plan Agent on or before the business day prior to the next Purchase Date. Initial and optional cash investments received after the applicable investment date deadline will be applied to purchase shares and/or Units on the following Purchase Date. The Plan Agent will commingle all funds received from participants. Once you have placed your order, you may only request a cash refund or otherwise change your order if your request is received by RTC at least two (2) business days prior to the next Purchase Date. No interest will be paid on payments received and held pending investment by the Plan Agent. For monthly electronic transfers from a pre-designated bank account, the Payment Date will be on the last business trading day of the month.

Under dividend reinvestments, the Plan Agent will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding trading days necessary to complete the order). If the dividend payment date falls on a day that is not a trading day, then the investment will occur on the next NASDAQ trading day. In addition, if the dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. The record date associated with a particular dividend is referred to as the “dividend record date”.

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Zion shall have the sole discretion to determine, if there is to be a discount to the Market Price of the Publicly Traded Stock. The Discount Amount, if any, and the duration of the Discount Period shall be posted on the Zion website and the Plan Agent’s website at least two business days prior the next succeeding Purchase Date. Modifications of the Discount Amount and the Discount Period will become effective on the succeeding Purchase Date following the announcement of such change.

No interest will be paid on cash held pending purchase.

7.	Where will the shares under the Plan come from?

Shares under the Plan, whether sold directly, or as part of a Unit or issued upon the exercise of a Warrant, will be purchased directly from Zion from our pool of authorized and unissued Common Stock.

Currently, Zion has reserved up to 15,000,000 shares of its authorized and unissued shares of Common Stock to purchases under the Plan.

ADMINISTRATION OF THE PLAN

8.	Who administers the Plan?

           The Plan is administered by Registrar and Transfer Company of Cranford, New Jersey (the “Plan Agent”).  As Plan Agent, Registrar and Transfer Company keeps records, sends statements of account to Plan participants and performs other duties relating to the Plan.  The Common Stock purchased in your Plan account will be registered in the name of the Plan Agent.  You may, at any time, withdraw all or any part of the shares held in your Plan account; subject to applicable withdrawal fees (see Question 18). Special arrangements may be made with the Plan Agent if you are an institution that is required by law to maintain physical possession of share certificates.

Also, the Plan Agent will act as the warrant agent, receiving Unit purchases, accepting exercises, issuing common stock and warrants and forwarding funds when requested.

9.	How do I contact the Plan Agent or the Company?
	Plan Agent	Company
Written Inquiries:	Zion Oil & Gas, Inc.	Zion Oil & Gas, Inc.
	c/o Registrar and Transfer Company	6510 Abrams Road, Suite 300
	Dividend Reinvestment Department	Dallas, Texas 75231
	P.O. Box 664	Attn: Investor Relations
	Cranford, New Jersey 07016	invest@zionoil.com
	www.rtco.com	www.zionoil.com

Phone Inquiries:	(800) 368-5948	(214) 221-4610

10.	What kind of reports will be sent to participants in the Plan?

           As a Plan participant, you will receive a statement of your account as soon as practicable after each transaction (i.e., dividend reinvestment, optional cash payments, share withdrawals, transfers, Unit purchases, warrant transactions, etc.) is posted to your Plan account.  You should retain these statements in order to establish the cost basis of shares and Warrants purchased under the Plan for income tax and other purposes.  In addition, you will receive copies of all communications sent to all other shareholders, such as annual and quarterly reports, proxy statements and income tax information for reporting dividends paid.  Under certain circumstances, in lieu of copies, you may receive a Notice of Internet Availability of Proxy Materials providing access to the Company’s proxy statement and annual report online. The Plan Agent will provide account and statement information online to investors.

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PLAN ELIGIBILITY AND ENROLLMENT

11.	Who is eligible to participate in the Plan?

Any person or legal entity is eligible to participate in the Plan. You do not have to be a current shareholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. In all cases, purchases of shares of Common Stock or Units through the Plan must be made in U.S. currency, drawn on a U.S. bank account or by a wire in U.S. currency from a foreign bank account. In addition, before investing in our Common Stock and/or Units, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

Investors who are not U.S. persons should keep the following in mind: (1) they may face tax obligations in their own country on dividends and company-paid fees; (2) investments must be made using U.S. currency, drawn on a U.S. bank account or by a wire in U.S. currency from a foreign bank account; (3) the enrollment procedure is the same as for U.S. taxpayers, except that a W-8 tax form must be filed so that withholding on dividends will be reduced to the Tax Treaty amount for the resident country of the investor, if there is an income tax treaty between the United States and the resident country of the investor .

The Plan Agent or Zion may refuse to offer the Plan to residents of any state that may require registration, qualification or exemption of the securities to be issued under the Plan, or require registration or qualification of the Plan Agent or any of its officers or employees as a broker-dealer, a salesperson or an agent, where we determine, in our sole discretion, that the number of shareholders or the number of shares held does not justify the expense that we may incur with respect to effecting sales of our common stock under the Plan in the state.

12.	How can I participate in the Plan?

Current Shareholders of Record

If you already hold shares of our common stock registered in your name, you may join the Plan by returning a completed enrollment form to the Plan Agent. Your participation will begin promptly after your signed Enrollment Form is received by the Plan Agent. Once you have enrolled, your participation will continue automatically until either you elect to withdraw from the Plan or we terminate the Plan or your participation in the Plan. However, any Plan discounts apply only to new purchases under the Plan of Common Stock and/or Unit purchases and not to existing shareholders depositing current Common Stock with the Plan Agent.

New Investors

If you are not a current shareholder, you may join the Plan by returning to the Plan Agent a completed enrollment form along with an initial investment of at least $250, but not more than $10,000 (subject to our right to waive this maximum, see Question 13 for direct Stock purchases.

Along with the Enrollment Form, the new investor must send a voided check to have electronic debits processed from your bank account for your initial investment or send your initial investment by check payable to the “Registrar and Transfer Company.” You are being required to send a voided check so as to prevent any mistakes that can be made in submitting the correct account.

Beneficial Owners and Shares Held in “Street Name”

If you are a beneficial owner of Zion’s Common Stock and your shares are registered in the name of a bank, broker, trustee or other agent, you may transfer your shares to a Plan account to enroll in the dividend reinvestment program by instructing your bank, broker, trustee or agent to transfer shares into your name and following the above instructions for Current Shareholders or by following the above instructions for New Investors.

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13.	How may I invest in excess of $10,000 under the Plan?

If you want to make optional monthly cash investments in excess of $10,000 in any month or an initial investment in excess of $10,000 for direct stock purchases, you must receive our written approval. To obtain our written approval, you must submit a “Request for Waiver” form. You can obtain a Request for Waiver form on our website or the website of the Plan Agent at www.rtco.com or by contacting Zion Oil & Gas, Inc., Investor Relations, 6510 Abrams Road, Suite 300, Dallas, Texas 75231 [invest@zionoil.com], and see Question 9. Upon completion, please send it directly to Zion Oil & Gas, Inc. for review and approval. Zion should notify the investor and the Plan Agent of approval of the Waiver as well as the form of the payment (wire or check). We have the sole discretion to approve or refuse any request to make an optional monthly cash investment or initial investment in excess of the maximum amount and to set the terms of any such optional monthly cash investment or initial investment.

We will decide whether to approve a submitted Request for Waiver within three (3) business days of the receipt of the request. If you do not receive a response from us in connection with your request, you should assume that we have denied your request. If a request is approved, funds must be received by the Plan Agent by wire transfer no later than 3:00 p.m. Eastern time, one business day prior to the first day of the applicable “Pricing Period” (as defined below). We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver.

If we approve your Request for Waiver, we will notify you promptly. In deciding whether to approve a Request for Waiver, we will consider relevant factors, including, but not limited to, the following:

•	our need for additional funds;

•	the attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds;

•	the purchase price likely to apply to any sale of common stock;

•	the shareholder submitting the request;

•	the extent and nature of the shareholder’s prior participation in the Plan;

•	the number of shares of common stock held of record by the shareholder;

•	the aggregate number of cash investments and initial investments in excess of $10,000 for which requests for waiver have been submitted by all existing shareholders and new investors; and

•	our current and projected capital needs.

If requests for waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine to be appropriate. We may determine, in our discretion, the maximum amount that an existing shareholder or new investor may invest pursuant to the Plan or the maximum number of shares that may be purchased pursuant to a request for waiver. In addition, we may place reasonable conditions regarding form and timing of payment on the granting of any waiver.

Purchase Price of Shares for Optional Cash Investments in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a “Threshold Price” and a “Waiver Discount,” as more fully described below. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 15 consecutive separate trading days on the NASDAQ, to be determined at our discretion. Each of these separate trading days will be a “Purchase Date,” and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The “Purchase Price” for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the volume weighted average price, rounded to four decimal places, of our common shares as reported by NASDAQ for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ closing print), for that Purchase Date. For example, if a cash investment of $1,000,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $100,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount, in this example $100,000, by the volume weighted average price as reported by NASDAQ, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ closing print), for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each Pricing Period or investment, unless we activate the Continuous Settlement Feature (Page 11).

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The Plan Agent will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common shares on each Purchase Date of the applicable Pricing Period.

Threshold Price. For any given Pricing Period, we may establish a minimum price, or “Threshold Price,” applicable to optional cash purchases made pursuant to a Request for Waiver. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the volume weighted average price, rounded to four decimal places, of our common shares as reported on the NASDAQ for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of our common shares are made on the NASDAQ. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period (described below).

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period the “Pricing Period Extension Feature,” which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common shares reported by NASDAQ, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature. If we elect to activate the Continuous Settlement Feature, shares will be available to Plan Participants within three business days of each Purchase Date beginning on the first trading day in the applicable Pricing Period and ending on the final trading day in the applicable Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature at the time of the Request for Waiver form acceptance.

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Return of Unsubscribed Funds. We will return a portion of each optional cash investment, provided the total optional cash investment is in excess of $10,000, for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common shares are reported on the NASDAQ, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within three business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the return amount in a 10 day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment apply only to optional cash investments in excess of $10,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period.

In any event, no interest will be paid on returned funds.

Waiver Discount. We may establish a discount from the market price applicable to optional cash investments in excess of $10,000 made pursuant to a Request for Waiver. This discount, which we also refer at as the “Waiver Discount,” may be between 0% and 10% of the purchase price and may vary for each Pricing Period and for each optional cash investment.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds, current and projected capital needs and other factors that we determine in our sole discretion. Setting a Waiver Discount for a particular Pricing Period shall not affect the setting of a Waiver Discount for any other Pricing Period. The Waiver Discount will apply only to optional cash investments of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $10,000. A Pricing Period is the time period, in which we establish certain Waiver Discounts to be in effect with a specified discount amount.

The above restriction and Waiver Discount apply only to direct stock purchases. The dollar limitation of $10,000, the Waiver Discount and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

14.	Are there fees associated with enrollment?

No.  The Company pays all fees, administrative and other expenses related to your Plan enrollment. However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan. However, Participants can be subject to an early withdrawal fee on direct stock purchases at a discounted price and would be responsible for any brokerage commissions attributable to any open market sale.

15.	Are there special eligibility or enrollment rules applicable to Company employees?

           Yes, if you are a Company employee, you have the additional option of purchasing shares through automatic payroll deductions.  Employees who participate through the automatic payroll deduction option may open a Plan account simply by completing an Enrollment Form and returning it to Zion. Otherwise, the stock purchase plans are available on equal terms to all shareholders, new investors and Company employees.

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MANDATORY BOOK-ENTRY SERVICES

16.	What is meant by book-entry shares?

All shares of Zion Oil’s Common Stock that are purchased through the Direct Stock Plan will be held by the Plan Agent and reflected in book-entry form in your account on the records of the Plan Agent.  If you hold other Zion Common Stock certificates you may also, at any time, deposit those certificates with the Plan Agent, but the shares represented by the deposited certificates will not be included in the book-entry form in your Plan account. Note: The certificates should not be endorsed and the assignment section should not be completed.

The Common Stock and Warrants purchased as part of a Unit will also be held in book-entry form with the Plan Agent, unless a Participant requests delivery of the certificates representing the Common Stock and/or Warrants in whole shares with a check representing fractional shares and/or warrants.

17.	Are there any charges associated with this book entry service?

No.  There is no cost to you either for having the Plan Agent hold the shares purchased for you through the Plan or for depositing with the Plan Agent the stock certificates you hold for the purpose of adding the shares to your book-entry share position.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.

18.	Are there fees associated with withdrawing share certificates within the six month period following purchase?

Yes. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be charged a withdrawal fee equal to the discount to the Market Price of the Publicly Traded Stock that you received when purchasing the shares being withdrawn, up to a maximum of the number of shares purchased at the discounted price. Shares cannot be transferred within the Plan or gifted without incurring the same withdrawal fee, whether by act of law or by voluntary transfer. The Participant is subject to the withdrawal fee at the time of withdrawal. The withdrawal fee will also apply to any purchases of shares made at the discounted price through automatic dividend reinvestment and employee payroll deductions (if applicable) during the six (6) month period before the date of withdrawal. The Participant must send in a check for the amount of the withdrawal fee for the applicable shares being withdrawn from the Plan, or, alternatively, the Plan Agent is authorized to sell sufficient whole shares equal to the withdrawal fee and remit the residual whole shares and cash in lieu of fractional shares to the requesting Participant.

The above provisions do not apply to shares and Warrants purchased as part of a Unit, along with any shares issuable upon exercise of a Warrant. Also, the above provision does not apply to any shares purchased without any discount to the Market Price of the Publicly Traded Stock.

PURCHASE OF UNITS

19.	Will the Unit that I purchase under the Plan be tradable?

No. The Units are not tradable. The shares of Common Stock and Warrants are being sold as part of a Unit solely for convenience sake and immediately upon purchase the shares of Common Stock and Warrants are separable and will trade separately.

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20.	Will the shares of Common Stock and Warrants that I receive from the Units be tradable on the NASDAQ Global Market?

Our common stock is currently traded on the NASDAQ Global Market under the symbol “ZN”.  The Units are non-transferable and will not be traded. The Common Stock included in the Units will be listed for quotation on the NASDAQ Global Market under the symbol “ZN”.

The Warrants included in the Units will be separately transferable following their issuance. The Warrants will become first exercisable on the 31st day following the Unit Option Termination Date (i.e., on September 30, 2013) and continue to be exercisable through September 30, 2018 at a per share exercise price of $2.00. The Warrants are not exercisable prior to such date. We filed an application with NASDAQ to list the Warrants on the NASDAQ Global Market; however, no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market. The Warrants are exercisable at a per share purchase price of $2.00.

The shares of Common Stock issuable upon exercise of the Warrants will be immediately tradable upon issuance and will be listed for quotation on the NASDAQ Global Market under the symbol “ZN”, assuming that the registration statement of which this Prospectus forms a part remains effective, and that our Common Stock is still listed on the NASDAQ Global Market, at that time.

The Common Stock and Warrants purchased as part of a Unit will be held in book-entry form with the Plan Agent, unless a Participant requests delivery of the certificates representing the Common Stock and/or Warrants in whole shares with a check representing fractional shares and/or warrants.

OPTIONAL CASH PAYMENTS

21.	How does the cash payment option work? What are the minimum and maximum amounts for optional cash payments?

As a Plan participant, you may (but are not required to) make optional cash payments at any time in amounts of at least $50, subject to a limitation of $10,000, per month, subject to the “Request for Waiver” for amounts greater than $10,000 per month. This dollar limitation does not apply to the Unit sales.

All optional cash payments will be invested on the 15th and last trading day of each calendar month and if such day falls on a holiday or a weekend, then on the next trading day. See Question 6. Interest will not be paid on funds held pending investment.

22.	How do I make an optional cash payment?

Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in US Dollars, or by sending a bank wire in U.S. dollars, payable to “Registrar and Transfer Company,” along with the Enrollment Form.

23.	Will I be charged fees for optional cash payments?

No.  You will not be charged any fees in connection with your optional cash payments.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.

24.	How are payments with “insufficient funds” handled?

If an optional cash payment is made by a check drawn on insufficient funds or incorrect draft information, or the Plan Agent otherwise does not receive the money, the requested purchase will be deemed void, and the Plan Agent will immediately remove from your account any shares already purchased upon the prior credit of such funds.

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ISSUANCE OF STOCK CERTIFICATES

25.	Will stock certificates be issued for shares acquired through the Plan?

No.  Stock certificates will not be issued for direct purchases of shares of Common Stock in a Plan account unless a specific request is made to the Plan Agent.

26.	How do I request a stock certificate?

 Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Plan Agent and requesting the issuance of shares in certificate form with the exception of the Withdrawal Fee in Question 18, if the Fee applies.

Certificates for fractional shares will not be issued under any circumstances.

27.	Can I pledge or assign the shares held in my Plan account?

No.  Shares held in your Plan account may not be pledged or assigned.  If you wish to pledge or assign your shares, you first must write to the Plan Agent and request the issuance of shares in certificate form, and pay any applicable withdrawal fees.

GIFTS AND TRANSFERS OF SHARES

28.	Can I transfer shares that I hold in the Plan to someone else?

  Yes.  Subject to compliance with all applicable laws, you may transfer ownership of some or all of your Plan shares by sending the Plan Agent written, signed transfer instructions.  You will be responsible for any applicable taxes in connection with the transfer.  However, a new or existing shareholder must sign an Enrollment Form in order to become a Plan Participant.

You may transfer shares to new or existing shareholders.  The Participant will be responsible for any brokerage commissions, if there are any with any sales. If you are opening a new Plan account for the transferee, you must include a completed Enrollment Form with the gift/transfer instructions; however, a new Plan account will not be opened as a result of a transfer of fewer than ten (10) shares, unless you (i) authorize the reinvestment of dividends on the shares to be transferred and (ii) include an optional cash payment with your transfer instructions sufficient to purchase the remainder of the ten (10) shares required to enroll. The Plan Agent may charge the Participant a $15 fee for this transfer service, subject to any applicable Withdrawal Fee in Question 18.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

29.	How do I change my method of participation in the Plan?

You may change your method of participation at any time by completing a new Enrollment Form and returning it to the Plan Agent.

30.	How do I close my Plan account?

You may terminate your participation in the Plan by giving written notice to the Plan Agent.  Upon termination, you must elect either (a) to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share (which value will be based on the closing market price of the Common Stock on the first day that the stock is traded after the withdrawal request is received); or (b) to have all of the shares in your Plan account sold for you.  If you request that your shares be sold, the Plan Agent will make the sale in the market, if practicable, within ten (10) trading days after receipt of the request.  You will receive the proceeds of sale, less any brokerage commission and transfer tax. Receipt by the Plan Agent of due notice of a participant’s death or incompetence shall be deemed a notice of withdrawal.  Medallion Signature Guarantee is required for sale requests of $10,000 or higher.  Because the Plan Agent will sell shares, on behalf of the Plan, neither the Company nor any participant under the Plan has the authority or power to control the timing or pricing of sales, or the selection of the broker dealer making the sales.  Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of the Company’s Common Stock.  The price of the Common Stock could go up or down before the broker sells your shares.  In addition, you will not earn interest on any cash proceeds generated by a sales transaction for your account.

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Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed.  If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. You will be responsible for any applicable taxes in connection with the transfer.  No certificates will be issued for fractional shares. The Participant is responsible for any brokerage commissions.

The Plan Agent will process notices of withdrawal and send proceeds to you as soon as practicable, without interest.  If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date.  Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Company Common Stock.

If a notice of withdrawal is received by the Plan Agent at least two (2) days prior to an optional cash payment purchase date, any optional cash payment held by the Plan Agent will be returned to you as soon as practicable.

Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program for all sale requests.  The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account.

Participants may request the Plan Agent to sell shares in the open market online at www.rtc.com by acquiring a user ID and password from the Plan Agent, or they may fax or mail a written request to the Plan Agent at: Registrar and Transfer Company, Dividend Reinvestment Department, P.O. Box 664, Cranford, New Jersey 07016, Fax no. 908-497-2320.

Plan withdrawals made within six (6) months after a purchase at a discounted price described in the answer to Question 18 are subject to the withdrawal fee explained in that answer.

DIVIDEND REINVESTMENT

To date, Zion has not paid any dividends on shares of its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock. The payment of dividends on our common stock is at the discretion of our Board of Directors. There is no guarantee that we will pay ever pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, our financial condition, applicable government regulations and other factors deemed relevant by our board.

31.	What dividend reinvestment options are available in the Plan?

(a)  “Full Dividend Reinvestment” - Under this option, you direct the Company to reinvest the dividends on all of the shares of Common Stock registered in your name, as well as shares credited to your account under the Plan. In addition, you may make additional investments by making optional cash payments; or

(b)  “Partial Dividend Reinvestment” - Under this option, you direct the Company to reinvest a percentage of the dividends paid on all the shares of Common Stock registered in your name. The Participant must reinvest at least 10% of the dividend to qualify under a dividend reinvestment program as required by the I.R.S. Cost Basis Regulations. Dividends on shares credited to your account under the Plan will be reinvested fully.  In addition, you may make additional investments by making optional cash payments; or

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(c)  “Optional Cash Payments Only” - Under this option, you may participate in the Plan by making optional cash payments only.  The Plan Agent will continue to pay cash dividends on the shares you hold outside the Plan.  Dividends on shares credited to your account under the Plan (i.e., through the optional cash investments) will be reinvested fully.

The Plan Agent will return your Enrollment Form to you if you fail to select one of these options or fail to sign the Enrollment Form.

32.	Must my dividends be reinvested automatically to the extent I have chosen either Full Dividend Reinvestment or Partial Dividend Reinvestment?

 Yes.  To the extent you have elected to participate in the Plan, cash dividends on those shares which are subject to reinvestment will be reinvested automatically in additional shares of Common Stock.

33.	When will my dividends be reinvested and at what price?

If you are enrolled in the Plan as of an applicable “record date” for dividends, either all or part of the dividends on your shares (depending on which option you have chosen) will be used to purchase shares of Common Stock as of the applicable dividend payment dates.

The price of the Common Stock to be purchased under the Plan is addressed in Question 4 above.

34.	Will I be charged fees for participating in the dividend reinvestment program?

No.  You will not be charged any fees in connection with the reinvestment of your dividends under the Plan.  However, you will incur certain charges for certain other transactions, requests or withdrawals under the Plan.

ADDITIONAL INFORMATION

35.	How would a stock split, stock dividend or rights offering affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in book entry form for you by the Plan Agent will be credited to your book-entry position.

Warrants representing rights on any shares registered in your name and on shares credited to your Plan account will be credited to your book-entry position. Warrants are held in book entry form unless directed otherwise by the Plan Participant.

36.	How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the Company’s shareholders, together with a proxy card representing the shares registered directly in your name and the whole shares held by the Plan Agent in your Plan account.  This proxy card, when signed and returned, will be voted as you indicate.  If the proxy card is not returned or if it is returned unsigned, the shares will not be voted unless you or a duly appointed representative votes in person at the meeting.  As is the case with stockholders not participating in the Plan, if no instructions are indicated on a properly signed and returned proxy card, all of the shares represented by the proxy card will be voted in accordance with the recommendations of the Company’s management.

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37.	Can the Plan be changed or discontinued?

 While the Company intends at the present time to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time.  Notice of any such amendment, suspension, modification or termination will be sent to all Plan participants.  The Plan Agent reserves the right to resign at any time upon reasonable notice to the Company in writing.  The Company reserves the right to elect and appoint at any time a new agent including itself or its nominee to administer the Plan.

Upon termination of the Plan by the Company, the Company or the Plan Agent, as the case may be, will return any optional cash payments not invested and payroll deductions, issue a certificate for whole shares credited to each account under the Plan, and make a cash payment for any fractional share credited to each account.

38.	Who interprets and regulates the Plan?

Zion reserves the right to interpret the Plan as may be necessary or desirable in connection with the operation of the Plan.

39.	What are the federal income tax considerations of participation in the Plan?

Certain federal income tax considerations of participation in the Plan are briefly summarized below under the caption “Certain U.S. Federal Income Tax Considerations”. This summary is for general information only and does not constitute tax advice. The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations thereunder, current administrative interpretations and practices of the Internal Revenue Service, or the Service, and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

The tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign shareholder whose distributions are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the distribution and the balance will be reinvested. You are urged to consult your personal tax advisor to determine the particular tax consequences that may result from your participation in the Plan.

LIMITATION OF LIABILITY

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

Neither the Company nor the Plan Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death or incompetence, the price at which shares are purchased or sold for the participant's account, the times when purchases or sales are made, or fluctuations in the market value of Company Common Stock.  This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of the Company and other factors.  The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "scheduled," "should," "will" or other similar words. These forward-looking statements include, among others, statements regarding:

•	our ability to explore for and develop natural gas and oil resources successfully and economically;

•	our ability to obtain the needed exploration rights to continue our petroleum exploration program;

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	the impact of governmental regulations, permitting and other legal requirements in Israel relating to onshore exploratory drilling;

•	our estimates of the timing and number of wells we expect to drill and other exploration activities and planned expenditures and the time frame within which they will be undertaken;

•	changes in our drilling plans and related budgets;

•	the quality of our license areas with regard to, among other things, the existence of reserves in economic quantities;

•	anticipated trends in our business;

•	our future results of operations;

•	our liquidity and our ability to raise capital to finance our exploration and development activities;

•	our capital expenditure program;

•	Future market conditions in the oil and gas industry; and

•	the demand for oil and natural gas, both locally in Israel and globally.

•	whether our shares or publicly traded warrants would continue to meet the eligibility requirements for continued listing on the NASDAQ Global Market.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets,  estimates or results of future drilling, including the number, timing and results of wells, the ability to obtain the necessary licenses and exploration rights, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

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We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under "Risk Factors" in this prospectus and described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our securities. Investing in our securities involves a number of risks. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Before you decide to buy our securities, you should carefully consider the risk factors set forth below and those that may be included in any applicable prospectus supplement.  Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with our Company

We are an initial stage company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the ultimate success of our petroleum exploration efforts in onshore Israel, none of which can be assured.

We were incorporated in April 2000 and are still an initial stage company. We have incurred negative cash flows from our operations, and presently all exploration activities and overhead expenses are financed solely by way of the issue and sale of equity securities. The recoverability of the costs we have incurred to date is uncertain and is dependent upon achieving commercial production or sale, none of which can be assured.  Our operations are subject to all of the risks inherent in initial stage companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

Subject to obtaining the new petroleum exploration license for which we are in the process of applying, we expect to incur substantial expenditures in our exploration and development programs.  Our existing cash balances will not be sufficient to satisfy our exploration and development plans going forward.

Because of the absence of any oil and natural gas reserves and revenues, there can be no assurance this capital will be available on commercially acceptable terms (or at all) and if it is not, we may be forced to substantially curtail or cease exploration expenditures which could lead to our inability to meet all of our commitments.

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If we cannot obtain new petroleum exploration license which we seek, then our business may be severely impaired.

While we continue to evaluate the hydrocarbon potential in the Asher-Menashe License, we do not currently intend to drill a well in any of our existing license areas. However, we have identified areas of potential petroleum exploration interest that are outside the territories of our current license configurations. One area, in particular, is contiguous with and directly abuts our existing Jordan Valley License area and extends westward to the Megiddo Valley (and includes the Jezreel Valley). We are in the process of applying to the Israel Petroleum Commissioner for a new exploration license in this Megiddo to Jezreel Valley area.

Our ability to obtain such licenses on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable government agencies in Israel. Additionally, the newly enacted onshore licensing and environmental and safety related regulation regulations promulgated by the various energy related ministries in Israel during 2011-2012 are likely render obtaining new explorations licenses increasingly expensive and more time consuming. Accordingly, there can be no assurance that we will be able to obtain these exploration rights. If we are unable for whatever reason to obtain the newly sought license applications that we deem necessary, our business may be severely impaired or we may even cease operating altogether.

The commencement of drilling of our next exploratory well is subject to many contingencies outside of our control and any considerable delay in obtaining all of the needed licenses, approvals and authorizations prior to actual drilling may severely impair our business.

Even if we receive the desired exploration license that we are seeking as described above, there are a number of risks and contingencies involved in identifying our next exploratory well prospect. We would need to also undertake, process and interpret additional seismic and other geological and geophysical studies in these areas following (and subject to) receipt of the license areas as we can undertake additional exploratory activities only in an authorized license areas. We would need to contract with The Geophysical Institute of Israel (GII), or other appropriate seismic services providers, to undertake these studies. Historically, we have had a significant time lag in contracting for and the actual performance of these seismic services by GII, currently the only seismic services provider in Israel. We can provide no assurance that we will be able to undertake the needed studies in a timely manner.

Finally, even if we are awarded the desired license areas and are able to perform the necessary geological and geophysical studies in a timely manner and are successful in identifying our next exploratory well drilling prospect, the newly implemented onshore exploration permitting process in Israel is anticipated to considerably increase the time needed to obtain all of the needed regulatory and local permits and approval needed to commence drilling our next exploratory well. We estimate that the permitting process alone may take between 12 and 18 months following the identification of the site of our next exploratory well and the commencement of the permitting process.

For the reasons above, we cannot accurately estimate when we will be able to drill our next exploratory well.

Additionally, prior to actually commencing drilling, we will need to contract with a drilling rig operator with the appropriate drilling rig and crew to carry out the drilling.

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We require significant capital to realize our business plan.

Our planned work program is expensive. We believe that our current cash resources are sufficient to allow us to undertake non-drilling exploratory activities in our current license areas and in the additional areas of interest that we have identified which are currently outside of our exploration license areas and otherwise meet our plans through January 31, 2014. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $520,000 per month. However, when we are engaged in active drilling operations, we estimate that there is an additional cost of approximately $2,500,000 per month. Additionally, the newly enacted onshore licensing and environmental and safety related regulations promulgated by the various energy related ministries in Israel during 2011-2012 are likely to render obtaining new explorations licenses increasingly expensive. For example, at the time of the award of any new exploration license, we will be required to submit performance bank guarantees for 10% of the cost of the planned drilling program as well as other amounts to cover potential environmental damages.

We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. Further, we cannot assure you that our actual cash requirements will not exceed our estimates. Even if we were to discover hydrocarbons in commercial quantities, case we will require additional financing to bring our interests into commercial operation and pay for operating expenses until we achieve a positive cash flow. Additional capital also may be required in the event we incur any significant unanticipated expenses.

Under the current capital and credit market conditions, we may not be able to obtain additional equity or debt financing on acceptable terms. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements.

If we are unable to obtain additional financing, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions and withstand adverse operating results. If we are unable to raise further financing when required, our planned exploration activities may have to be scaled down or even ceased, and our ability to generate revenues in the future would be negatively affected.

Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted. Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses.

We are not in full compliance with some of the terms of our existing petroleum exploration licenses and such non-compliance may result in the loss or forfeiture of such license(s). The loss or forfeiture of any of our licenses may have an adverse effect on our business and prospects.

Based on the results of seismic and other geological and geophysical tests that we have undertaken, we do not plan to commit to a drilling program in any of our current license. We are currently in the process of applying for a new exploration license for an identified area of potential exploration interest that we have identified in the Jezreel-Meggido area (abutting our current Jordan License area configuration), for which no assurance can be provided that we will be successful in obtaining such rights. We are also in the process of applying for a new work program to perform additional non-drilling exploratory work in the Jordan Valley License area. Thus, we are non-compliant with the express terms of each of our existing petroleum exploration licenses. The non-compliance arises from our inability to identify drillable prospects in any of our current license configurations. Accordingly, we cannot asses the consequences of our non-compliance with the express terms of the current licenses, which may include the forfeiture of currently existing licenses or possible adverse implications with respect to our new petroleum exploration license application (for which we are in the process of applying for).

The loss or forfeiture of one or more of current licenses or the refusal to extend such licenses when they are up for renewal or the refusal or delay in our being awarded the new exploration license (for which we are in the process of applying for) may adversely affect our business and prospects.

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We have not signed an agreement with a drilling contractor and thus, we may be unable to effect any future drilling operations within the contemplated time-frame.

Following the completion of the Ma’anit-Joseph #3 well, the drilling rig that we used to drill our last three exploratory wells was exported by the owner from Israel, in January 2012. Until such time as we sign a legally binding agreement, there can be no assurance that we will be able to come to an agreement with the drilling contractor to drill any future planned well(s) on commercially reasonable terms, or at all. Any delay in our drilling timetables can have a material adverse effect on our rights under our licenses and on the implementation of our business plan.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff.  As a result, we rely upon various companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment.

If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their limited availability  or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We typically commence exploration drilling operations without undertaking more extensive analytical testing thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct extensive analytical pre-drilling testing. These include 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas well (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license areas are located.  While 3-D seismic imaging data is more useful than 2-D data in identifying potential new drilling prospect, its acquisition and processing costs are many multiples greater than that for 2-D data, and GII, our primary provider of geophysical data, has very limited ability to acquire and process onshore 3-D data. In addition to using 2-D seismic technology prior to drilling, we have historically also utilized gravity and magnetic data, constructed cross section maps from offset wells and utilized geophysical analysis from similar geologic targets. We believe that the additional months, delays and associated costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may potentially increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, we are typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the majority of which are of substantially shallower depths. As such, exploration risks are inherently very substantial.

Exploratory well drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities.

There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil, natural gas liquids (NGLs) or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil, NGLs or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing a well, resulting in a reduction in production from the well or abandonment of the well. If we drill exploratory wells that we identify as dry holes in our future drilling locations, our business may be materially harmed. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our drilling locations. Ultimately, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

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Deterioration of political, economic and security conditions in Israel may adversely affect our operations.

Any major hostilities involving Israel, a substantial decline in the prevailing regional security situation or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Beginning in September 2000, the overall relationship and security situation between Israel and the Palestinians deteriorated significantly and continues to be marked by ongoing violence, also varying in its degree of severity. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party; and during the winter of 2008-2009 and as recently as November 2012, Israel was engaged in an armed conflict with Hamas, a militia group and political party operating in the Gaza Strip. These conflicts involved missile strikes against civilian targets in various parts of. To date, these matters have not had any material effect on our business and results of operations, but there can be no assurance that they will not do so in the future.

In addition, civil unrest, often accompanied by violence, has spread throughout the region. Protestors have demanded economic and political reforms, and to date, there have been several regime changes in other countries. Civil unrest could continue to spread throughout the region or grow in intensity, leading to regime changes resulting in governments that are hostile to the US, civil wars, or regional conflict.  There have also been rising international tensions over Iran, which was censured by the United Nations over suspicions that it is trying to develop nuclear weapons. Certain countries have considered actions ranging from economic sanctions to pre-emptive strikes on suspected nuclear sites, and Iranian officials have threatened retaliation by, among other actions, closing the Strait of Hormuz, through which a significant portion of the global crude oil supply is transported.

Prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

•	Capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;
•	security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;
•	security concerns leading to evacuation of our personnel;
•	damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;
•	inability of our service and equipment providers to deliver items necessary for us to conduct our operations in, resulting in delays; and
•	lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region.

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Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $10,294,000 for the year ended December 31, 2012, $52,182,000 for the year ended December 31, 2011, $27,658,000 for the year ended December 31, 2010 and $4,424,000 for the year ended December 31, 2009, and $118,963,000 for period from April 6, 2000 (inception) to December 31, 2012. We cannot provide any assurance that we will ever be profitable.

Earnings, if any, will be diluted due to charitable contributions and key employee incentive plans.

We are legally bound to fund in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

Risks Associated with our Business

We are subject to increasing Israeli governmental regulations and environmental requirements that may cause us to incur substantial incremental costs and/or delays in our drilling program.

Our business is subject to laws and regulations promulgated by the State if Israel relating to the exploration for, and the development, production and marketing of, crude oil and natural gas, as well as safety matters. Legal requirements are frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make substantial expenditures to comply with governmental laws and regulations.

Environmental laws and regulations change frequently and the implementation of new, or the modification of existing, laws or regulations could adversely impact our operations. The discharge of natural gas, crude oil, or other pollutants into the air, soil or water may give rise to substantial liabilities on our part to government agencies and third parties and may require us to incur substantial costs of remediation. In addition, we may incur costs and penalties in addressing regulatory agency procedures involving instances of possible non-compliance.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel and exploitation of any significant reserves that are found within our license areas. As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

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We currently have no proved reserves or current production and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, Zion is typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the majority of which are of substantially shallower depths. As such, exploration risks are inherently very substantial.

Disclosure of certain operating information as required by Section 1504 of the Dodd-Frank Act could have a negative impact on our operations.

On August 22, 2012, the SEC issued final rules: Disclosure of Payments by Resource Extraction Issuers (Final Rules), as required by the Dodd-Frank Act. As a result, beginning in 2014, we must provide information about the type and total amount of payments made for each project related to the commercial development of oil, natural gas, or minerals, and the type and total amount of payments made to each government. If these required disclosures conflict with the general laws of the State of Israel (in which we operate), there could be substantial negative impacts on our operations, business or the price of stock.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil and gas assets.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries (OPEC) to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations.  Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas. The insurance we carry is insufficient to cover all of the risks we face, which could result in significant financial exposure.

Exploration for and production of crude oil and natural gas can be hazardous, involving natural disasters and other unfortuitous events such as blowouts, well cratering, fire and explosion and loss of well control which can result in damage to or destruction of wells, injury to persons, loss of life, or damage to property and the environment. Exploration and production activities are also subject to risk from political developments such as terrorist acts, piracy, civil disturbances, war, expropriation or nationalization of assets, which can cause loss of or damage to our property.

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As is customary within our industry, we maintain insurance against many, but not all, potential perils confronting our operations and in coverage amounts and deductible levels that we believe to be economic. Consistent with that profile, our insurance program is structured to provide us financial protection from unfavorable loss severity resulting from damages to or the loss of physical assets or loss of human life, liability claims of third parties, and exploratory drilling interruption attributed to certain assets and including such occurrences as well blowouts and resulting oil spills, at a level that balances cost of insurance with our assessment of risk and our ability to achieve a reasonable rate of return on our investments. Although we believe the coverage and amounts of insurance carried are adequate and consistent with industry practice, we do not have insurance protection against all the risks we face, because we chose not to insure certain risks, insurance is not available at a level that balances the cost of insurance and our desired rates of return, or actual losses exceed coverage limits. We regularly review our risks of loss and the cost and availability of insurance and revise our insurance program accordingly.

If an event occurs that is not covered by insurance or not fully protected by insured limits, it could have a significant adverse impact on our financial condition, results of operations and cash flows.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in OECD countries which include the US, the UK and Israel.  Companies in the oil and gas industry, such as us, are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, human rights, environmental compliance and business practices.  Future activist efforts could result in the following:

•	delay or denial of drilling permits;

•	shortening of lease terms or reduction in lease size;
•	restrictions on installation or operation of gathering or processing facilities;

•	restrictions on the use of certain operating practices, such as hydraulic fracturing;
•	legal challenges or lawsuits;

•	damaging publicity about us;
•	increased costs of doing business;

•	reduction in demand for our products; and
•	other adverse affects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Economically, our operations in Israel may be subject to:

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•	exchange rate fluctuations;

•	royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

•	changes in Israel's economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

Legal risks could negatively affect Zion’s value.

Legally, our operations in Israel may be subject to:

•	changes in the Petroleum Law resulting in modification of license and permit rights;

•	adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

•	changes in laws and policies affecting operations of foreign-based companies in Israel; and

•	changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Ministry of Energy and Water Resources is considering proposed legislation relating to licensing requirements for entities engaged in the fuel sector that, if adopted as currently proposed, may result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us. We cannot now predict whether or in what form the proposed legislation may be adopted or, if adopted, its possible impact on our operations.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection is considering proposed legislation relating to polluted materials, including their production, treatment, handling, storage and transportation, that may affect land or water resources.  Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health.  We do now know and cannot predict whether any legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the government, the value of your investment could be significantly diluted or even lost.

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Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

Our dependence on Israeli local licenses and permits may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations local and regional planning commissions and environmental authorities.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of Energy and Water Resources regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both.

If compliance with environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

The unavailability or high cost of drilling rigs, equipment, supplies, other oil field services and personnel could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies and oilfield services. There may also be a shortage of trained and experienced personnel. During these periods, the costs of such items are substantially greater and their availability may be limited, particularly in locations that typically have limited availability of equipment and personnel, such as the Eastern Mediterranean, where our operations are located.

During periods of increasing levels of industry exploration and production, the demand for, and cost of, drilling rigs and oilfield services increases. The recovery of global crude oil prices during 2011 is resulting in increased global exploration and production activity, thus increasing demand pressure for drilling rigs and oilfield services, which could result in sector inflation. As a result, drilling rigs and oilfield services may not be available at rates that provide a satisfactory return on our investment.

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Risks Related to our Common Stock

Our failure to comply with NASDAQ’s listing standards could result in the delisting of our common stock by NASDAQ from the NASDAQ Global Market and severely limit the ability to sell our common stock.

Our common stock is currently traded on the NASDAQ Global Market. Under NASDAQ’s listing maintenance standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days, NASDAQ will notify us that we may be delisted from the NASDAQ Global Market. If the closing bid price of our common stock does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 180 days following notification by NASDAQ, NASDAQ may delist our common stock from trading on the NASDAQ Global Market. There can be no assurance that our common stock will remain eligible for trading on the NASDAQ Global Market. In addition, if our common stock is delisted, our stockholders would not be able to sell our common stock on the NASDAQ Global Market, and their ability to sell any of our common stock would be severely, if not completely, limited.

Between January 31 and March 22, 2013, the per share price of our common stock closed at between $0.85 and $1.25 on the NASDAQ Global Market. If we are not able to maintain compliance with such continuing listing requirements going forward, our stock may be delisted from the NASDAQ Global Market, which could have a negative effect on the price of our common stock, as well as on our ability to raise additional funds.

We will likely issue additional common stock in the future, which would dilute our existing stockholders.

In the future we anticipate issuing additional securities in connection with capital raising efforts, including shares of our common stock or securities convertible into or exchangeable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We are authorized under our amended and restated certificate of incorporation to issue 100,000,000 shares of common stock. As of February 21, 2013, there were 32,771,210 shares of our common stock issued and outstanding.

We have effective shelf registration statements from which additional shares of our common stock and other securities can be issued. In addition, we may also issue additional shares of our common stock or securities convertible into or exchangeable for our common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future issuances of our common stock, or the perception that such issuances could occur, could have a material adverse effect on the price of our common stock.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

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Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The public market for our common stock has been characterized by significant price and volume fluctuations.  There can be no assurance that the market price of our common stock will not decline below its current or historic price ranges.  The market price may bear no relationship to the prospects, stage of development, existence of oil and gas reserves, revenues, earnings, assets or potential of our company and may not be indicative of our future business performance.  The trading price of our common stock could be subject to wide fluctuations.  Fluctuations in the price of oil and gas and related international political events can be expected to affect the price of our common stock.  In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies, sometimes unrelated to the operating performance of these companies.  These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated quarterly variations in our operating results,
•	changes in expectations as to our future financial performance or changes in financial estimates, if any,

•	Announcements relating to our business or the business of our competitors,
•	Conditions generally affecting the oil and natural gas industry,

•	the success of our operating strategy, and
•	the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

 In addition, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such companies.  Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management’s attention and resources and have a material adverse effect on our business and financial condition.

Risks Related to this Offering

You will not know the price for the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

Issuances under the Plan will be made on each of the 15th (or if the 15th is not a trading day, the next trading day) and the last day of each calendar month. The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

You bear the risk of loss from market price changes for shares of Common Stock purchased under the Plan. Neither we nor the Plan Agent can give you any assurance that shares of Common Stock purchased under the Plan will, at any particular time, be worth more or less than the amount you paid for them.

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You will suffer a penalty if you withdraw shares purchased under the Plan from custodial services during the first six months following purchase.

Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be charged a withdrawal fee equal to the discount to the Market Price of the Publicly Traded Stock that you received when purchasing the shares being withdrawn. See Question 18 under the Plan Description. Among other things, you may not pledge, transfer, sell or assign the shares without incurring such penalty

You may incur a tax liability with respect to shares that you purchase directly at a discount to market price under the Plan.

There are tax consequences to your purchase of shares of Common Stock directly under the Plan at a discount to the market price (if in fact there is a discount). See “Certain U.S. Federal Tax Consequences”. Thus, you may be subject to a tax liability to the IRS regardless of whether you sold any shares or the market value of your shares may have declined. You are urged to consult your own tax advisor with respect to the particular tax consequences of this offering.

As of the date of this prospectus supplement, the Warrants included in the Units have not been approved for listing on the NASDAQ Global Market or on any other Exchange.

The Warrants included in the Units are not currently trading on any market or exchange. We plan to file an application with the NASDAQ Global Market to list the Warrants on the NASDAQ Global Market. However, no assurance can be provided that the Warrants will in fact be listed for trading on the NASDAQ Global Market or any other market or exchange.  If for whatever reason the Warrants are not listed on the NASDAQ Global Market or any other exchange, then your ability to transfer or otherwise dispose of the Warrant will be materially impaired.

There can be no assurance that we can maintain an effective registration statement covering the shares of common stock underlying the Warrants, and in such event, the shares could not be sold in the open market unless subsequently registered or pursuant to an exemption from registration.

The Warrants will be exercisable at any time during the period from September 30, 2013 and will expire five years thereafter, September 30, 2018. There can be no assurance that we will be able to maintain an effective registration statement covering the shares underlying the Warrants at all times during the exercise period. Upon issuance, the shares of Common Stock underlying the Warrants could only be sold in the open market if there is an effective registration statement covering these shares. If these shares would not be covered by an effective registration statement at the time of issuance, the shares would constitute restricted securities and could only be sold pursuant to an exemption from registration under the Securities Act of 1933, such as Rule 144, or if subsequently registered under the Act. Pursuant to Rule 144, the holder of the shares who is not affiliated with the company may not sell the shares on the open market until six months following the date of issuance.

CAPITALIZATION

The following table sets forth a summary of our capitalization on an historical basis as of December 31, 2012. For the purpose of this table, we have assumed that all of the Units that could be offered under the Plan were purchased (with no shares being purchased) at a per Unit purchase price of $2.50. However, there can be no assurance that all of the Units that could be offered under the Plan will in fact be purchased. You should read this information in conjunction with our financial statements and the notes thereto which are incorporated by reference into this prospectus.

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	Amount of Capitalization as of December 31, 2012
	Actual ($) (thousands)	As Adjusted (1) ($) (thousands)	With Additional Shares (2) ($) (thousands)

Stockholders’ equity:
Common stock – par value $0.01 per share	$328	369	411
Additional paid in capital	$136,881	147,195	155,438
Deficit accumulated in development stage	$118,963	118,963	118,963
Total stockholders’ equity and capitalization	$18,246	28,601	36,885

(1) Assumes that only Units will be sold under the Plan and that all Units will be purchased (and that no shares will be offered direct) at a per Unit purchase price of $2.50. If the per Unit purchase price is in fact modified, then we will issue and file an amendment to this prospectus supplement to update the foregoing information.

(2) Assumes that all of the Warrants included in the Units are exercised at the per share exercise price of $2.00.

For the purpose of the second table, we have assumed that all of the shares that could be offered under the Plan were purchased (with no Units being purchased) at a per share price of $1.20. However, there can be no assurance that all of the shares that could be offered will be purchased or that we will be able to sell the shares at $1.20. You should read this information in conjunction with our financial statements and the notes thereto which are incorporated by reference into this prospectus.

	Amount of Capitalization as of December 31, 2012
	Actual ($) (thousands)	As Adjusted (1) ($) (thousands)	With Additional Shares (2) ($) (thousands)

Stockholders’ equity:
Common stock - par value $0.01 per share	$328	478	N/A
Additional paid in capital	$136,881	154,731	N/A
Deficit accumulated in development stage	$118,963	118,963	N/A
Total stockholders’ equity and capitalization	$18,246	36,246	N/A

DETERMINATION OF OFFERING PRICE

The purchase price for the shares/Units and the exercise price of the Warrants was set by our board of directors. In determining the purchase price, our board of directors considered a number of factors, including: our business prospects; the need to offer securities at a price that would be attractive to our investors; general conditions in the securities market; the likely cost of capital from other sources. The purchase price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities, the amount of proceeds desired, our need for equity capital, the historic and current market price of our common stock, the historic volatility of the market price of our common stock, our business prospects, alternatives available to us for raising equity capital, the pricing of similar transactions and the liquidity of our common stock. The price does not necessarily bear any relationship to our past operations, cash flows, book value, current financial condition, or any other established criteria for value. You should not consider the purchase price as an indication of the value of Zion Oil & Gas or our common stock.

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The purchase price for shares of Common Stock purchased under the Plan will be based on the Market Price of the Publicly Traded Stock, subject to applicable discounts as set forth herein.

DILUTION

As of December 31, 2012, our net tangible book value was $18,246,000, or $0.56 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on December 31, 2012.

Assuming that only Units are sold and that all of the Units that are being offered will be sold (even though we do not anticipate that this will be the case) at a per Unit price of $2.50, dilution would be calculated as follows.  After giving effect to the issuance of shares of our common stock included in the Units and after deducting offering expenses (estimated), $50,000 our net tangible book value would increase to approximately $28,600,932 and the tangible net book value per share would increase to $0.77. These figures do not account for any Warrant exercises, if any that may occur. This represents an immediate increase in net tangible book value of $0.22 per share to current shareholders, and immediate dilution of $1.73 per share on new shares purchased in the Unit or 69.01%. "Dilution" is determined by subtracting net tangible book value per share after the offering from the Unit subscription price paid by investors purchasing the Units. The following table illustrates this per share dilution to purchasers of Units in this offering, as illustrated in the following table:

Assumed public offering price per share of Unit	$2.50
Net tangible book value per share before this Offering	$0.56
Increase per share attributable to new shares	$0.22
Adjusted net tangible book value per share after this Offering	$0.77
Dilution per share for new shares	$1.73
Percentage dilution	69.01%

If the per Unit purchase price is in fact modified, then we will issue and file an amendment to this prospectus supplement to update the foregoing information.

Assuming that all Warrants included in such Units are exercised at the per share exercise price of $2.00 (even though we do not anticipate that either such event will occur), dilution would be calculated as follows. After giving effect to the issuance of additional shares of our Common Stock upon exercise of the Warrants, our net tangible book value would increase to approximately $36,885,128 and the tangible net book value per share would increase to $0.90. This represents an immediate increase in net tangible book value of $0.12 per share to current shareholders from previous dilution example, and immediate dilution of $1.10 per share on new shares purchased or 55.08%. "Dilution" is determined by subtracting net tangible book value per share after the Warrant exercises from the Warrant exercise price of $2.00 then paid by investors upon exercise of the Warrants. The following table illustrates this per share dilution to purchasers of Units following the exercise of the Warrants, as illustrated in the following table:

Assumed warrant strike price per share of common stock	$2.00
Net tangible book value per share after this Offering but before warrant exercise	$0.77
Increase per share attributable to new shares	$0.12
Adjusted net tangible book value per share after this Offering	$0.90
Dilution per share for new shares	$1.10
Percentage dilution	55.08%

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Assuming that only shares are sold and that all of the shares that are being offered will be sold (even though we do not anticipate that this will be the case), dilution would be calculated as follows, after giving effect to the issuance of all of the shares of our common stock that are being offered under the Plan at a pre share purchased price of $1.20. No assurance can be provided that we will be able to sell the shares at $1.20.  After deducting offering expenses (estimated), $50,000, our net tangible book value would increase to approximately $36,245,687 and the tangible net book value per share would increase to $0.76. These figures do not account for any Warrant exercises, if any occur. This represents an immediate increase in net tangible book value of $0.20 per share to current shareholders, and immediate dilution of $0.44 per share on new shares purchased. "Dilution" is determined by subtracting net tangible book value per share after the offering from the assumed share price of $1.20 paid by investors. The following table illustrates this per share dilution to purchasers of Units in this offering, as illustrated in the following table:

Assumed public offering price per share of share	$1.20
Net tangible book value per share before this Offering	$0.56
Increase per share attributable to new shares	$0.20
Adjusted net tangible book value per share after this Offering	$0.76
Dilution per share for new shares	$0.44
Percentage dilution	36.77%

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

The following summary describes certain United States federal income tax consequences of participating in the Plan to participants. This summary is based on current law and regulations as of the date of this prospectus.  Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the participation in the Plan, or the ownership, sale or other disposition of our stock.

This summary deals only with holders who hold our Common Stock and/or Warrant as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	"S" corporations;

•	regulated investment companies and real estate investment trusts;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

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•	dealers in securities or currencies;

•	persons holding our Common Stock as a hedge against currency risks or as a position in a straddle; or

•	United States persons whose functional currency is not the United States dollar.

If a partnership holds our Common Stock and/or warrants, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock and/or Warrant, you should consult your tax advisor regarding the tax consequences of participating in the Plan and the ownership and disposition of our Common Stock and/or warrants.

If you are considering participating in the Plan, you are strongly urged to consult your tax advisors concerning the application of United States federal income tax laws to your particular situation, the consequences of your participation in the Plan, the ownership and disposition of our Common Stock and/or warrants arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Participant

When we use the term "U.S. participant," we mean a participant in the Plan who, for United States federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. participants.

  Direct Stock Purchases

•	A participant who purchases shares of Common Stock directly (and not as part of a Unit) with the initial investment and the optional cash payments may be treated as having received an additional dividend distribution equal to the excess, if any, of the fair market value of the shares acquired on the Purchase Date over the amount of your investment.
•	A participant will not realize any taxable income when the participant sends Common Stock certificates to the Plan Agent to be deposited into the participant’s Plan Account. A participant’s tax basis and holding period for shares of Common Stock purchased outside the Plan and deposited in the participant’s Plan Account will be the same as they would have been had the participant continued to hold those shares outside the Plan.
•	A participant will not realize any taxable income when the participant receives certificates for whole shares of Common Stock held in the participant’s Plan Account, either upon request for certificates, or upon termination of participation or termination of the Plan by us.
•	A participant will generally recognize gain or loss when shares of Common Stock acquired under the Plan (including fractions of shares) are sold by the Plan Agent at the participant’s request or sold after withdrawal from or termination of the Plan. A participant who receives, upon termination of participation or termination of the Plan by us, a cash adjustment for a fraction of a share credited to the participant’s account may realize gain or loss with respect to such fraction. The amount of the gain or loss will be the difference between the amount which the participant receives for the shares of Common Stock (or fraction of a share) and the participant’s tax basis. Such gain or loss will generally be capital gain or loss, and will be long-term or short-term depending on the holding period of the shares of Common Stock sold. The capital gain or loss will be long-term if the participant’s holding period for shares of Common Stock is more than one year at the time of sale and will be short-term if the holding period is one year or less. A participant’s holding period for shares of Common Stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to the participant’s Plan Account. A whole share consisting of fractional shares purchased on different dates will have a split holding period with the holding period for each fractional component beginning on the day following the date the factional share was credited to the participant’s Plan Account.

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•	With respect to tax basis reporting, participants may elect to use the “average basis method” with respect to shares of stock acquired in connection with certain dividend reinvestment plans that require the reinvestment of at least 10% of every dividend. Because the Plan requires the reinvestment of at least 10% of dividends, a participant may elect to use the average basis method of determining such tax basis. Absent an election to the contrary, the Plan Agent intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our Common Stock acquired by or for you under the Plan.
•	Certain U.S. participants that are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions.
•	As a participant in the Plan, you will receive statements on a regular basis advising you of purchases and sales of shares of Common Stock. Any distribution treated as a dividend (including from brokerage commissions and fees paid by the Company) will be reported on your year-end IRS Form 1099-DIV. If, at your request, the Plan Agent sells shares of Common Stock for you, the proceeds from the sale will be reported on IRS Form 1099-B.

Amounts Treated As a Distribution

•	A participant who participates in the dividend reinvestment feature of the Plan will be treated for federal income tax purposes as having received a distribution in an amount equal to the sum of (a) the fair market value of the shares on the date the shares were acquired directly from us with reinvested dividends, (b) any cash distributions received by the Plan Agent for the purpose of acquiring additional shares on your behalf, and (c) any cash distributions received by you with respect to shares of common stock not included in the Plan. participant who participates in the dividend reinvestment feature of the Plan and makes an optional cash purchase of shares of common stock under the Plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant.
•	The Internal Revenue Service has indicated in private letter rulings (which are applicable only to the taxpayer to whom the ruling is issued) that a taxpayer who does not participate in the dividend reinvestment feature of the Plan and only makes an optional cash purchase of common stock under the Plan will not be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the shares of Common Stock over the amount of the optional cash payment made by the taxpayer.
•	The total amount of your distributions will be reported to you and to the Internal Revenue Service on the appropriate tax form shortly after the end of each year by the Plan Agent.

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Character of Distributions

•	The amount treated as distributions to shareholders as described above constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income.
•	To the extent distributions are in excess of our earnings and profits, the distributions will be treated first as a tax-free return of capital to the extent of your tax basis in our common shares and, to the extent in excess of your basis, will be taxable as a gain realized from the sale of your common shares.
•	Distributions to corporate shareholders, including amounts taxable as dividends to corporate shareholders, will not be eligible for the corporate dividend received deduction.

Tax Basis and Holding Period of Shares and Warrants Acquired Pursuant to the Plan

•	Your tax basis in shares of common stock acquired directly from us with reinvested cash distributions under the Plan will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in additional common shares acquired under the Plan with optional cash investments should be equal to the amount of such optional cash investments plus the amount, if any, treated as a distribution to you. Your tax basis in shares of common stock purchased on your behalf by the Plan Agent in the open market or privately negotiated transactions will be equal to the cost of such shares plus your proportionate amount of commission paid by us as in connection with such purchase.
•	Your tax basis in the common stock and the warrant acquired from the Unit program will be allocated to each element of the Unit on the basis of their respective fair market values on the date of purchase. If the fair market value of the warrant is not readily ascertainable then the portion of the price paid of the Unit will be allocable first to the Common Stock to the extent of the fair market price of the Common Stock on the date of Unit purchase with the remaining purchase price allocated to the warrant.
•	Your holding period for shares of common stock acquired with reinvested cash distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash distributions by the Plan Agent on your behalf, the holding period will commence on the day after the date of purchase.
•	Your holding period for the Common Stock and the Warrant purchased under the Unit program will commence for both securities on the day after the date of purchase of the Unit.
•	Your holding period for the Common Stock issuable upon exercise of a Warrant will commence on the day after you exercise the Warrant and pay the exercise price.

Effect of Withholding Requirements

•	Under certain conditions, we or the Plan Agent may be required to deduct as “backup withholding” twenty-eight (28%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Plan.
•	Similarly, the Plan Agent may be required to deduct backup withholding from all proceeds from sales of shares of common stock held in your account.
•	Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Plan will be reduced by the backup withholding amount.

Foreign Shareholder Participation

•	If you are a foreign shareholder, you need to provide the required federal income certifications to establish your status as a foreign shareholder so that backup withholding as described above does not apply to you.

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•	You also need to provide the required certifications, if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence.
•	If you are a foreign shareholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be credited to your account.
•	Dividends and sales proceeds payable to certain foreign shareholders will be subject to special reporting rules under “FATCA.” If these rules are not complied with, such dividends and sales proceeds will be subject to withholding tax at a rate of 30% in spite of a treaty that provides a lower rate. Such withholding will apply only to dividends paid in respect of our Common Stock on or after January 1, 2014, and to gross proceeds from the sale or other disposition of our Common Stock paid on or after January 1, 2015. If withholding is required under these rules, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid.

IRS CIRCULAR 230 DISCLOSURE. TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PARTICIPANTS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS WAS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY PARTICIPANTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON PARTICIPANTS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (II) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS PROSPECTUS; AND (III) PARTICIPANTS SHOULD SEEK TAX ADVICE BASED ON THEIR PARTICICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

USE OF PROCEEDS

Shares purchased for Plan participants with reinvested cash dividends and optional cash investments and through Unit purchases will be shares newly issued by Zion.  Zion and the Plan Agent are unable to estimate the number of shares, if any, that will be purchased directly from the Company under the Plan or the amount of proceeds from any such shares.  The net proceeds will be used by the Company for general corporate purposes.

PLAN OF DISTRIBUTION

Subject to other provisions within this Prospectus, we will distribute newly issued shares of our Common Stock and/or the Warrants sold under the Unit Plan if requested by the purchaser to the Plan Agent. Under direct stock purchases, the Plan Agent will maintain the Common Stock on deposit for the initial six (6) months after the date of purchase and continuing until there is a request for withdrawal of the discounted shares by the owner or owners. The Plan Agent will assist in the administration of the Plan, but will not be acting as an underwriter with respect to shares of our common stock sold under the Plan. You will pay no service fees or brokerage trading fees for acquisitions of shares under the Plan, whether the shares are newly issued or purchased in the open market. Our common stock is currently listed on the NASDAQ Global Market under the symbol “ZN”. We have applied to have the Warrants listed on the NASDAQ Global Market.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing stockholders and new investors who may be engaged in the securities business.

Persons who acquire shares of our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waiver by such persons.

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From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discounts applicable to optional cash payments and initial investments made under the Plan. Those transactions may cause fluctuations in the trading volume of our Common Stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

LEGAL MATTERS

Aboudi & Brounstein (Zion’s external legal counsel) will pass on the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The financial statements of Zion Oil & Gas, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of MaloneBailey, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.zionoil.com/sec-reports, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus supplement or the accompanying base prospectus.

We “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Some information contained in this prospectus supplement and the accompanying base prospectus updates the information incorporated by reference, and information that the Corporation files subsequently with the SEC will automatically update this prospectus supplement and the accompanying base prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein, you should rely on the information contained in the document that was filed last. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 12, 2013;

•	Our definitive proxy statement with respect to the Annual Meeting of Shareholders held on June 12, 2012, as filed with the Securities and Exchange Commission on April 30, 2012;

•	Our Current Report on Form 8-K filed on January 24, 2013;

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•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and

•	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

 This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents that are incorporated herein or therein by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus or any document incorporated by reference into any of them is accurate as of any date other than the date of the applicable document.

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Annex A

[Face of Certificate - ZION OIL & GAS, INC.]

(SEE REVERSE SIDE FOR LEGEND)

W

WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, September 30, 2018)

ZION OIL & GAS, INC.

CUSIP 989696 141

WARRANT

THIS CERTIFIES THAT, for value received _____________ is the registered holder of a Warrant or Warrants expiring September 30, 2018 (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the "Share"), of ZION OIL & GAS, INC., a Delaware corporation (the "Company"). The Warrant entitles the holder thereof to purchase from the Company, commencing on September 30, 2013, one Share of the Company at the price of $2.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Registrar and Transfer Company (such payment to be made by check made payable to the order of the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant may expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

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Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

COUNTERSIGNED:

Registrar and Transfer Company

WARRANT AGENT

BY:

AUTHORIZED OFFICER

DATED:

(Signature)

CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)

SECRETARY

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SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

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ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,_____________________hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to____________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By__________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

45

Annex B

ZION OIL & GAS

Enrollment Form: Dividend Reinvestment
and Direct Stock Purchase Plan
Registrar and Transfer Company
P.O. Box 664
Cranford, NJ 07016

6115

Account # *(if known)*:
Verified & Established: ☐☐☐☐☐☐☐☐☐☐

Section 1. Account Registration *(please print or type)*

Owner's Name: ______________________________

____

SOCIAL SECURITY NUMBER: ☐☐☐-☐☐-☐☐☐☐ TAX IDENTIFICATION NUMBER: ☐☐-☐☐☐☐☐☐☐☐

DATE OF BIRTH: ☐☐-☐☐-☐☐☐☐ CUSTODIAN'S SSN OR TIN: ☐☐☐☐☐☐☐☐☐☐☐

Photo ID Type: ______________ Number: ______________ State/Country of Issuance: ______________ Exp. Date: _______

Account Type: ☐ INDIVIDUAL ☐ JOINT*

**The Account will be registered "Joint Tenants with Right of Survivorship" unless you check a box below:*

☐ Tenants in Common ☐ Tenants by the Entireties ☐ Community Property

☐ TRUST** ☐ CORPORATION** ☐ OTHER** ______________

☐ PARTNERSHIP** ☐ DIRECTOR, ADVISORY DIRECTOR, EMPLOYEE**

☐ CUSTODIAN** ***additional paperwork may be required to establish this account type.*

Section 2. Address

Physical Street Address: ______________________________

City: ______________________ State: ☐☐ Zip: ☐☐☐☐☐-☐☐☐☐

Mailing Address:
(if different than Physical Street Address.) ______________________________

City: ______________________ State: ☐☐ Zip: ☐☐☐☐☐-☐☐☐☐

Daytime Phone (with area code):

Section 3. Enrollment Options

☐ Full Dividend Reinvestment. ______________________

☐ Partial Reinvestment. Percentage of shares to participate in dividend reinvestment ______________ (at least 10%)

☐ Optional Cash Investments/Direct Purchases only. Dividend Reinvestment on newly purchased shares only.

☐ Unit Purchase

☐ Safekeeping. Enclosed are ______ certificates (#'s ______________________________) totaling _______ shares.

Please make check payable to Registrar and Transfer Company. DO NOT SEND CASH

Section 4. Cash Investment

☐ As a current shareholder, enclosed is my check or wire for $__________ ($50 minimum, but may not exceed $10,000 per month). Do not send cash.

☐ As a new investor, enclosed is my check or wire for $__________ (Initial investment must be at least $250, but may not exceed $10,000 per month). Do not send cash.

Section 5. Unit Purchase *(offered until August 30, 2013)*

☐ Enclosed is my check or wire for $__________

(Initial investment must be at least $250. Each Unit purchased is comprised of one Common Stock and one Common Stock purchase warrant. The Unit is offered between $2.50 and $5.00 fixed by Zion. Each warrant has an exercise price of $2.00. The warrants become first exercisable on September 30, 2013 and continue until September 30, 2018).

THE SIGNATURE(S) BELOW INDICATE MY/OUR ACKNOWLEDGMENT THAT I/WE HAVE RECEIVED AND REVIEWED THE DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN (THE "PLAN") OF ZION OIL & GAS, INC., AS SET FORTH IN THE PROSPECTUS SUPPLEMENT DATED MARCH 27, 2013 (THE "PROSPECTUS") DESCRIBING THE TERMS AND CONDITIONS OF THE PLAN. THE FUNDS PAID HEREIN (WHETHER UNDER SECTION 4 OR 5 OF THIS ENROLLMENT FORM) ARE TO PURCHASE SHARES/UNITS UNDER THE PLAN, ON THE TERMS AND SUBJECT TO THE CONDITIONS SPECIFIED IN THE PROSPECTUS.

x______________________________ x______________________________ Date______________

(SEE REVERSE FOR ADDITIONAL PLAN FEATURES)

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Section 6. Domestic and Foreign Wires

(Please verify that your bank participates in these programs.)

Beneficiary:	Registrar and Transfer Company
ABA Number:	121-000-248
Swift Code:	PNBPUS33
Account Number:	200-001-814-7102
Bank:	Wells Fargo Bank, 190 Ridge Road, Summit, NJ 07901
Further Credit:	Zion Oil and Gas
Wire Amount:	____________________
Date of Wire:	____________________
Email Address:	____________________
Phone Number:	____________________

Section 7. Zion Oil and Gas Electronic Investment Withdrawal Authorization Agreement

(Please verify that your bank participates in these programs.)

☐ **AUTOMATIC OPTIONAL CASH INVESTMENT** — I(We) hereby authorize automatic deductions from my(our) checking or savings account for additional investment in Zion Oil and Gas common stock. The Administrator of the Plan will make deductions based on options selected below.

I(We) hereby authorize Registrar and Transfer Company, hereinafter called COMPANY, to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any debit entries in error to my(our) account indicated below and the institution named below, hereinafter called DEPOSITORY, to debit and/or credit the same to such account.

25th of each month deduct $ __________ ($50 minimum and may not exceed $10,000 per month).

☐ Checking ☐ Savings Account # ____________________________ Institution ______________________________________

ATTACH VOIDED CHECK OR SAVINGS DEPOSIT SLIP HERE

THE ABOVE ELECTRONIC AUTHORIZATION(S) WILL REMAIN IN FULL FORCE AND EFFECT UNTIL COMPANY HAS RECEIVED WRITTEN NOTIFICATION FROM THE UNDERSIGNED OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD COMPANY AND DEPOSITORY REASONABLE OPPORTUNITY TO ACT ON IT.

x ____ x ____

DATE: ________________________________

USA Patriot Act Compliance Notification

The USA Patriot Act requires financial institutions to verify a shareholder's identity prior to establishing a formal relationship. As a result, we may ask you to provide proper identification and we will utilize reasonable and appropriate measures to obtain the necessary verification contemplated by the Act. Thank you for your cooperation in helping us comply with federal regulations.

128639 (02/13)

47

Subject to Completion, Dated ______, 2011

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

$150,000,000

ZION OIL & GAS, INC.

Common Stock, Debt Securities, Warrants and Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The last sale price of our common stock on the NASDAQ Global Market on May 23, 2011 was $4.94. We also have two series of common stock purchase warrants quoted on the NASDAQ Global Market under the symbols “ZNWAW” and “ZNWAZ”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 10 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2011.

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2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” "we," "our" and "us" refer to Zion Oil & Gas, Inc., a corporation incorporated in the State of Delaware.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "scheduled," "should," "will" or other similar words. These forward-looking statements include, among others, statements regarding:

•	our growth strategies;

•	our ability to explore for and develop natural gas and oil resources successfully and economically;

•	local (in Israel) as well as global demand for oil and natural gas;

•	our estimates of the timing and number of wells we expect to drill and other exploration activities and planned expenditures;

•	changes in our drilling plans and related budgets;

3

•	the quality of our license areas with regard to, among other things, the existence of reserves in economic quantities;

•	anticipated trends in our business;

•	our future results of operations;

•	our liquidity and our ability to raise capital to finance our exploration and development activities;

•	our capital expenditure program;

•	future market conditions in the oil and gas industry; and

•	the impact of governmental regulation.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets,  estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, the need to replace reserves depleted by production, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under "Risk Factors" in this prospectus and described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

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 SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 10.

Our Company

Zion Oil and Gas, Inc., a Delaware corporation, is an initial stage oil and gas exploration company with a history of over 10 years of oil and gas exploration in Israel. We have no revenues or operating income and we are classified as a "development stage" company. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN” and our warrants trade on such market under the symbols “ZNWAW” and “ZNWAZ”.

We currently hold two petroleum exploration licenses, named the Joseph License and the Asher-Menashe License, covering approximately 162,100 acres of land onshore Northern Israel. In addition, as discussed below, in April 2011 we were advised by the Petroleum Commissioner of the State of Israel (the “Commissioner”) that one of our license applications, the Jordan Valley License Application, was awarded.

In February 2011, we submitted to the Commissioner applications for two exploration licenses and an application for a preliminary exploration permit. One of the license applications and the application for the preliminary exploration permit cover substantially all of the area covered by our previous Issachar-Zebulun Permit, which expired on February 23, 2011. We named one license application (with respect to part of the previous Issachar-Zebulun Permit) the Jordan Valley License Application and the preliminary exploration permit (applied for with respect to substantially the balance of such area) the Zebulun Permit Application. We named the other license application the Dead Sea License Application as it relates to areas within the vicinity of the Dead Sea.

On April 13, 2011, we were advised by the Commissioner that the Jordan Valley License Application had been granted. We anticipate that the formal license documentation, which will include the specific license area and license terms, will be forthcoming shortly. We anticipate that the Zebulun Permit Application and Dead Sea License Application will be considered in mid-Summer to Fall of 2011. No assurance can be provided that either the Dead Sea License Application or the Zebulun Permit Application will ultimately be granted.

The Asher-Menashe License is scheduled to expire on June 9, 2011. The conditions to the license extension included the requirement that we identify a new drilling prospect by April 1, 2011 and that we enter into a drilling contract with respect to such prospect by May 1, 2011.  We have not satisfied these conditions due to, in part, the need to undertake further work on our currently temporarily suspended well in this license area to determine whether this well can be successfully re-drilled.  We do not anticipate that these determinations will be made on or before June 9, 2011.  While we do not have a basis to believe that the Commissioner will suspend the current license while we have a current well on the site, no assurance can be provided that the Commissioner will not withdraw the license on or after the scheduled expiration date or that an extension will ultimately be granted.

To date, we have drilled two exploratory wells and are currently drilling our third exploratory well in the Joseph License area, and have partly completed drilling one exploratory well in the Asher-Menashe License area.

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The first exploratory well, named the Ma’anit #1 well, was drilled, in the Joseph License area, to a depth of 15,842 feet (4,829 meters) to Triassic-age formations with encouraging but inconclusive results. However, notwithstanding these results, due to the mechanical condition of the well-bore, we determined that the well was incapable of producing oil and/or gas in commercial quantities and, consequently, in June 2007, we abandoned the well.

In 2009, we drilled an additional well (the Ma’anit-Rehoboth #2 well), ‘directionally’ to a depth of 17,913 feet (5,460 meters). The purpose of the Ma’anit-Rehoboth #2 well was both to appraise the apparent findings of the Ma’anit #1 in the Triassic-age formations (at a depth of between approximately 12,000 and 15,400 feet) and to test the deeper Permian-age horizons at a depth of approximately 16,000 to 18,000 feet. The well penetrated a number of geologic formations that were preliminarily deemed to have hydrocarbon potential and, during well operations; a small quantity of crude oil was retrieved. However, in April 2010, following the completion of testing procedures, we determined that commercial quantities of hydrocarbons were not present in the Ma'anit-Rehoboth #2 well and, accordingly, we suspended drilling operations in that well. In connection with this decision, we recognized a non-cash impairment charge to our unproved oil and gas properties for the quarter ended June 30, 2010.

As the Ma'anit-Rehoboth #2 well did not reach the Permian-age geological formation beneath the Joseph License area, we decided to drill a subsequent well, the Ma'anit-Joseph #3 well, at a location near the Ma'anit-Rehoboth #2 well (in the Joseph License Area). The drilling of the Ma'anit-Joseph #3 well commenced in August 2010 and was planned to test the Permian-age geological formation. Drilling operations on this well were originally expected to last approximately six months. The Ma'anit-Joseph #3 well had initially reached a depth of approximately 16,578 feet (5,053 meters).  However, having encountered mechanical/technical difficulties, we are currently engaged in a sidetrack operation and as of May 13, 2011, the well is at a depth of 15,637 feet (4,766 meters). The Company's planned ultimate target depth for the Ma'anit-Joseph #3 well is approximately 19,350 feet (5,900 meters).

To date, we have partly completed one exploratory well in the Asher-Menashe License Area. In October 2009, we commenced drilling the Elijah #3 well, within the Asher-Menashe License area, toward the Triassic geological formation, which we estimated was below approximately 10,000 feet (3,048 meters). As of January 15, 2010, we had drilled to a depth of 10,938 feet (3,334 meters). In early February 2010, we temporarily suspended drilling operations in the well following our unsuccessful efforts to retrieve a stuck pipe, pending further analysis of the situation.

Approximately 15 miles (25 kilometers) of 2-D seismic data was acquired in June 2010 in the Asher-Menashe License area and was processed by a geophysical consultant in the United States and integrated into our geological assessment by our geologists.  Analysis of the acquired data helped us to refine the geologic model of the area and indicated that the Asher volcanics section, wherein the drilling tools were stuck, is likely substantially greater (i.e., thicker and deeper) than originally predicted by the older, original data.  Additional work is needed to determine if the Elijah #3 well can be successfully re-drilled through this unexpectedly more extensive volcanic section. As our available drilling resources are currently dedicated exclusively to drilling the Ma’anit-Joseph #3 well (in the Joseph License) to the Permian-age target depth, our geologists and engineering experts will not be in a position to address the future of the Elijah #3 well until after we have completed drilling the Ma’anit-Joseph #3 well and completed any testing or other post drilling procedures that we may deem necessary or desirable once the Permian-age target is reached in such well.

We hold 100% of the working interest in our licenses, which means we are responsible for 100% of the costs of exploration and, if established, production. Our net revenue interest is 81.5%, which means we would receive 81.5% of the gross proceeds from the sale of oil and gas from license areas upon their conversion to production leases, if there is any commercial production. The 18.5% to which we are not entitled comprises (i) a 12.5% royalty reserved by the State of Israel and (ii) a overriding royalty interest (or equivalent net operating profits interest) of 6% of gross revenue from production given over to two charitable foundations. No royalty would be payable to any landowner with respect to production from our license areas as the State of Israel owns all the mineral rights. In addition, we may establish a key employee incentive plan that may receive an overriding royalty interest (or equivalent net operating profits interest) of up to 1.5%.   In that event, our effective net revenue interest would be 80%. Effective March 2011, a special levy on income from oil and gas production was enacted in Israel. The new law provides that royalties on hydrocarbon discoveries will remain at 12.5%, while taxation of profits will begin only after the developers have reached payback on their investment plus a return. The levy will be 20% after a payback of 150% on the investment, and will rise gradually, reaching 50% after a return of 230% on the investment. The Israeli government also repealed the percentage depletion deduction and made certain changes to the rules for deducting tangible and intangible development. These rules will only become germane to us when, and if, we commence production of oil and/or gas.

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Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, the volume and timing of our production, as well as commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.

Our company’s vision, as exemplified by its Founder and Chairman, John Brown, of finding oil and/or natural gas in Israel, is Biblically inspired. The vision is based, in part, on Biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient Biblical tribal areas. While John Brown provides the broad vision and goals for Zion, the actions taken by the Zion management as it actively explores for oil and gas in Israel are based on modern science and good business practice. Zion’s oil and gas exploration activities are supported by appropriate geological and other science based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

Financing Activities

To date, we have funded our operations through the issuance of our securities. Our recent financings are discussed below.

Between October 24, 2008 and January 9, 2009, we raised from a follow-on public offering gross proceeds of $6,663,000 from the sale of units of our securities, of which $240,000 was for debt conversion. Each unit offered in the follow-on offering consisted of (i) one share of common stock, par value $.01 per share and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00.

In   June 2009, we raised gross proceeds of $21,000,000 from a rights offering to common stockholders of up to 4.2 million shares of our common stock. The rights-offering was fully subscribed, resulting in our distribution of all of the 4.2 million shares that were offered.

In November 2009, we raised an additional $18,000,000 from a rights offering to common stockholders of up to 3.6 million shares of our common stock. The rights-offering was fully subscribed, resulting in our distribution of all of the 3.6 million shares that were offered.

In July 2010, utilizing a shelf registration statement, we raised approximately $12,356,000 from rights offering to common stockholders of up to 10 million shares of our common stock.  The rights offering resulted in our distribution of 2,471,117 shares.

In December 2010, utilizing the shelf registration statement, we raised an approximately $18,214,000  from a fourth rights offering to common stockholders of up to 3,820,391 shares of our common stock and warrants to purchase an additional 3,820,391 shares of our common stock. The rights-offering was subscribed for a total of 3,642,821 shares of our common stock and warrants to purchase an additional 3,642,821 shares of our common stock.

Between January 1, 2011 and May 4, 2011, we raised approximately $408,700 from the exercise of our publicly traded warrants trading under the symbol ZNWAW that we previously issued to investors in connection with our follow-on-public offering which we completed in January 2009. We reduced the exercise price of these warrants, for a limited time period extending from January 3, 2011 through March 7, 2011, to $4 (from an original per share exercise price of $7).  In addition, between January 1, 2011 to May 4, 2011, we raised an additional $431,200 from the exercise of the $4 warrants that we issued in December 2010 in connection with our last completed rights offering that trade under the symbol ZNWAZ.

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The Securities We May Offer

  We may offer shares of our common stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

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The following is a summary of the securities we may offer with this prospectus.

Common Stock.  We currently have authorized 50,000,000 shares of common stock, par value $0.01 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.   In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. On April 13, 2011, our Board of Directors approved, subject to the ratification of our stockholders, a resolution to increase our authorized share capital to 100,000,000 shares. The resolution is to be considered and voted on by the Company’s stockholders at the 2011 annual meeting of the stockholders scheduled to be held on June 21, 2011.

Debt Securities.  We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities.  In this prospectus, we have summarized certain general and standard features of the debt securities we may issue.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the forms of indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt pursuant to the Registration Statement of which this Prospectus forms a part.

Warrants.   We may offer warrants for the purchase of our common stock, and/or debt securities in one or more series, from time to time.  We may issue warrants independently or together with common stock, and/or debt securities and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants.  In this prospectus, we have summarized certain general and standard features of the warrants.  We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock and debt securities we are offering before the issuance of any such warrants pursuant to the Registration Statement of which this Prospectus forms a part.

Units.  We may offer units consisting of common stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units pursuant to the Registration Statement of which this Prospectus forms a part.

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We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risks Related to our Business” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Related to our Business

We are an oil and gas exploration company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts, none of which can be assured.

We were incorporated in April 2000 and are still an oil and gas exploration company with no established production. Our operations are subject to all of the risks inherent in exploration stage companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

We have historically depended entirely upon capital infusions from the issuance of equity securities to provide the cash needed to fund our operations. Between June 2009 and December 2010, we raised approximately $70 million in the public equity market from rights offerings of our common stock and warrants to our stockholders. However, we cannot assure you that we will be able to continue to raise funds in the public (or private) equity markets. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to continue our current exploration activities. All of our audited financial statements since inception have contained a statement by the auditors that raises substantial doubt about us being able to continue as a "going concern" unless we are able to raise additional capital.

We will require substantial additional funds to drill additional wells and to realize our business plan.

Our planned work program is expensive. We believe that our current cash resources are sufficient to allow us to reach the target depth of the exploratory well that we are currently drilling (the Ma’anit-Joseph #3 well), conduct any production testing that may be required thereon, undertake additional non-drilling exploratory activities in our current license areas and in the applied for license  and permit areas and otherwise meet our drilling plans through September 30, 2011. In addition, as of May 6, 2011, we have outstanding publicly traded warrants exercisable through December 31, 2012 for potential cash proceeds payable to us of approximately $17.7 million. Unless we receive significant proceeds during the second quarter of 2011 from the exercise of these publicly traded warrants (of which no assurance can be provided), we anticipate needing to raise substantial additional capital to maintain operations beyond September 30, 2011 and to conduct future exploratory and new well drilling projects. We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $500,000 per month. However, when we are engaged in active drilling operations, as we currently are with Ma’anit Joseph #3 well, we estimate that there is an additional cost of approximately $83,000 per day (equivalent to approximately $2,500,000 per month). If there is turmoil in the credit and equity markets, then our ability to raise funds may be significant and adversely affected.

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Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted (unless you participated in such financings). Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses.

We may not have a rig at our disposal following the completion of our currently drilled well and, unless we acquire control of a rig and/or make other appropriate arrangements, we may not be able to continue with our future drilling plans.

We anticipate that we will have reached our target drilling depth on the Ma’anit-Joseph #3 well by late June 2011, assuming we do not encounter any additional technical difficulties. Depending on a number of factors, including the results of the Ma’anit-Joseph #3 well, the decision to be taken as to whether to re-enter the Elijah #3 well and the identification of additional appropriate drilling prospects in these license areas, the drilling rig currently at our disposal may be moved out of Israel. Unless we reach an understanding with the current operators of this rig or identify and obtain access to an alternative rig, of which no assurance can be provided, we may not be able to continue with our drilling plans without substantial delay. Any delay in our drilling timetables can have a material adverse effect on the implementation of our business plan.

A dispute within the affiliated entities which own and manage the deep-drilling capacity rig that we have been using in our drilling program may result in the disruption of our drilling program and may potentially jeopardize our drilling operations and prospects.

The deep-drilling capacity rig that we have been using since September 2009 in our drilling program was the subject of a drilling agreement entered into in September 2008 (the “Drilling Contract”) between us and Aladdin Middle East Ltd. (“AME”). Through AME, the rig arrived in Israel and cleared customs in April 2009 and AME provided the drilling crew to operate the rig in Israel. The drilling rig and crew was used to drill the Ma’anit-Rehoboth #2 well, the Elijah #3 well and is currently being used to drill the Ma’anit-Joseph #3 well.

AME is part of a group of privately owned affiliated entities that are controlled by a Turkish based family. An internal dispute developed between different family members and these entities. We were advised by Guyney Yildizi Petrol Uretim Sondaj Mut, ve Tic A.S. (“GYP”), an affiliated entity of AME, that GYP is in fact the owner of the rig we have been using in our drilling program and that AME’s rights to the rig, pursuant to which it acted as operator, terminated as of December 31, 2010 upon the termination of lease between AME and GYP. GYP claims on its web site to be one of the leading oil and gas companies in Turkey involved in exploration, development and production of oil as well as running drilling and oil field services. GYP demanded that we make the payments called for in the drilling contract between us and AME directly to GYP based on representations by GYP that GYP was in control of the mentioned rig and all crew and operations at the Ma’anit-Joseph #3 well.

After contacting AME and GYP, we determined that it is in the best interests of our company that we honor GYP’s request and remit the payments payable under the drilling contract between us and AME directly to GYP. In April 2011, we advised AME of our decision. We obtained an indemnity from GYP with respect to any damages and costs resulting from such payments to GYP, including any disruption of our drilling program. GYP also agreed to assume all rights and obligations, including those accrued, of AME in the Drilling Contract.  On April 25, 2011, AME demanded that we retract our decision and that failing such retraction, AME will avail itself of recourse to all rights at its disposal, including legal process. There has been subsequent communication between us and AME wherein AME has repeated its threat of legal action.

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Our management’s primary objective has been and continues to be to avoid any disruption to our drilling program, including the completion of the Ma’anit-Joseph #3 well. While we will continue to take all efforts to avoid any disruption to our current drilling program and to protect our interest under all developments, no assurance can be provided that the internal dispute affecting the owners and operators of the drilling rig we use will not result in the disruption of our drilling activities. The dispute may also make it more difficult for us to utilize the rig for drilling any wells subsequent to the Ma’anit Joseph #3 well. If our drilling operations are disrupted and we are not able to obtain a suitable deep-drilling capacity rig, of which no assurance can be provided, then our drilling operations and prospects may be jeopardized.

We are not currently in full compliance with the terms of the one of our licenses which may result in the loss or forfeiture of such license. The loss or forfeiture of such license may have an adverse effect on our business and prospects.

We currently hold two petroleum exploration licenses, the Joseph License and the Asher-Menashe License, covering approximately 162,100 acres onshore in the State of Israel between Netanya in the south and Haifa in the north. In April 2011, we were advised that our application for a license in the Jordan Valley region was awarded; we anticipate receiving shortly the formal license documentation which will include the specific license area designation as well as the license conditions.

Under the terms of the Asher-Menashe License, as extended, we were required, among other things, to identify a new drilling prospect by April 1, 2011 and sign, by May 1, 2011, a drilling contract to drill such prospect to the Permian-age geological layer. As discussed above, based on the processing, interpretation and analysis of the 2-D seismic data in the Elijah #3 project area (in the Asher-Menashe License Area), we determined that the volcanics in the Asher-Menashe License area are substantially greater (i.e., thicker and deeper) than originally estimated. Accordingly, further engineering work is needed to determine if the Elijah #3 well can be successfully re-drilled (or should be) through this dense volcanic formation or even whether we can identify a viable drilling prospect within the Asher-Menashe License area. Currently, and since August 2010, the drilling rig available to us and all of our accompanying available drilling equipment and resources have been exclusively dedicated to reaching the Permian-age target in the Ma’anit-Joseph #3 well (in the Joseph License Area), which we expect to reach in late June 2011, assuming we do not encounter any further technical difficulties. Following the completion of the drilling of the Ma’anit-Joseph #3 well, the analysis of the well and the completion of any testing procedures that we may then deem necessary or desirable (in light of the results of our analysis), we anticipate being in a position to take the appropriate decision as to our next step in the Asher-Menashe License area.

For the reasons noted above, we have not identified a new drilling prospect in the Asher-Menashe License area by the required date of April 1, 2011, the result of which is that we are not in full compliance with the terms of the Asher-Menashe License. In fact, the results of the Ma’anit Joseph #3 well may be determinative as to whether we will re-enter the Elijah #3 well and may inform any subsequent decision as to the identity and location of a new drilling prospect, if any, in the Asher-Menashe License area. Our partial non-compliance with the license terms could result in the loss or forfeiture of the Asher-Menashe License and may jeopardize our obtaining any subsequent rights that we may want to have in such license area. Any such development may have an adverse material effect on our business and prospects.

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Depending on the results of our current exploratory well, the Ma’anit-Joseph #3 well, we may elect to surrender some or all of the Joseph License area. We cannot, at this time, assess the effects, if any, that the loss or forfeiture of such license may have on our business or prospects.

Our work program calls for the drilling of the Ma’anit-Joseph #3 well to a depth of approximately 19,357 feet (5,900 meters) on the Joseph License. We anticipate reaching the Permian-age target depth in late June 2011, assuming that we do not encounter any further technical difficulties. We will then select the intervals (if any) that appear to be hydrocarbon bearing and carry out testing procedures.

If we ultimately determine that the Ma’anit-Joseph #3 well does not contain any commercial quantity of hydrocarbons, we will need to decide on our subsequent activity in the Joseph License area. We may, based on these results and other factors, determine to surrender the  Joseph License and/or request a new permit for certain of the acreage currently subject to the license so that we can undertake further geologic studies (but not drilling) in such part of the current license area that our geologists conclude contains the greatest potential for hydrocarbons. Thus, subsequent developments may lead us to surrender or abandon the Joseph License and also surrender, forfeit or lose the Asher-Menashe License. The Dead Sea License Application as well as the Zebulun Permit Application which we submitted to the Petroleum Commissioner will not be considered until Mid-Summer to late Fall of 2011 and no assurance can be provided that we will be awarded all (or any part) of these applications. The loss of our exploration rights, even on a temporary basis, may have a material adverse effect on our business and prospects.

The failure to obtain extensions of Joseph License would have a material adverse effect on our business and prospects.

The Joseph License had an initial three-year term which commenced on October 11, 2007 and ran through October 10, 2010. It was extended by one year to October 10, 2011 and may be extended for an additional three years as provided by the Petroleum Law. We are currently drilling the M’anit-Joseph #3 well in the Joseph License area. Once we reach the target depth, which we anticipate will be in late June 2011, subject to the results and our determinations we intend to apply for an extension to the Joseph License. While we are not aware of any reason that may prevent the granting of future extensions, no assurance can be given that such extension will be forthcoming. The Petroleum Commissioner’s refusal to extend, at our request, the Joseph License, or even a delay in such extension, can have a material adverse effect on our business and prospects.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff.  As a result, we rely upon various companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment. The drilling rig and much of its crew which we are currently using to drill the Ma’anit-Joseph #3 well and which we used to drill most of our previous exploratory wells is operated by GYP, a subsidiary company of the Sayer Group.

Although we have developed relationships with GYP and the Sayer Group and with a number of other third-party service providers, we cannot provide assurance that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their limited availability  or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

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We typically commence exploration drilling operations without undertaking extensive analytical testing thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct extensive analytical pre drilling testing. These include 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas well (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license areas are located.  While 3-D seismic imaging data is more useful than 2-D seismic data in identifying potential new drilling prospects, its acquisition and processing costs are many multiples greater than that for 2-D data, and GII, our primary provider of geophysical data, has limited ability to acquire and process onshore 3-D data. In addition to using 2-D seismic technology prior to drilling, we have historically also utilized gravity and magnetic data, built cross section maps from offset wells and utilized geophysical analysis from similar geologic targets. We believe that the additional months, delays and associated costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may potentially increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, Zion is typically engaged in drilling very deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively substantially shallower. As such, exploration risks are inherently very substantial.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil & gas assets.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations.   Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas.

We may continue to recognize substantial write-downs with respect to well impairment costs.

We account for our oil and gas property costs using the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. We record an investment impairment charge when we believe an investment has experienced a decline in value that is other than temporary.

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We drilled the Ma’anit-Rehoboth #2 well to a depth of 17,913 feet (5,460 meters).  Our testing procedures conclusively determined in April 2010 that the well was currently incapable of producing oil and/or gas in commercial quantities, so we temporarily suspended operations on the well and have recorded a non-cash impairment charge of $22,022,000 to our unproved oil and gas properties for the quarter ending June 30, 2010.

As of January 2010, we drilled the Elijah #3 well to a depth of 10,938 feet (3,334 meters), however, as certain drill pipe became stuck in the well, the well was temporarily suspended. In June 2010, we acquired approximately 20 miles (32 kilometers) of additional field seismic data to help us to resolve certain questions regarding the geology of the area surrounding the Elijah #3 well. The Elijah #3 well remains temporarily suspended. We currently anticipate making the determination relating to the Elijah #3 well after we complete drilling the Ma’anit Joseph #3 well to the target depth, which we expect to reach in late June 2011, assuming we do not encounter additional technical difficulties. The determination relating to the Elijah #3 well will partly depend on the results from drilling the Ma'anit-Joseph #3 well and may require us to abandon the Elijah #3 well or lead us to restart operations on it.

Abandonment of properties is accounted for as adjustments to capitalized costs. The net capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The recoverability of amounts capitalized for oil and gas properties is dependent upon the identification of economically recoverable reserves, together with obtaining the necessary financing to exploit such reserves and the achievement of profitable operations.

We review our unproved oil and gas properties periodically to determine whether they have been impaired. An impairment allowance is provided on an unproved property when we determine that the property will not be developed. Any impairment charge incurred is recorded in accumulated depletion, impairment and amortization to reduce our recorded basis in the asset.

The failure to obtain the approval of applications submitted for new exploration licenses and exploration permits would have a material adverse effect on our business and prospects

On February 17, 2011, we applied for a new license and permit covering most of the territory under our recently expired Issachar-Zebulun Permit, which we have called the Jordan Valley License Application and the Zebulun Permit Application. On or about the same time, we also filed an application for a license on areas in the vicinity of the Dead Sea, which we have called the Dead Sea License Application.  In April 2011, we were advised that we have been granted the Jordan Valley License Application. No assurance can be provided that we will be ultimately awarded the Dead Sea License Application and the Zebulun Permit Application. The Petroleum Commissioner’s refusal to award these applications can have a material adverse effect on our business and prospects.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel. As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

We currently have no proved reserves or current production and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

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We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $27,658,000 for the year ended December 31, 2010, $4,424,000 for the year ended December 31, 2009, $4,018,000 for the year ended December 31, 2008, and $58,908,000 for period from April 6, 2000 (inception) to March 31, 2011. For the three months ended March 31, 2011, we incurred at net loss of $2,421,000. We cannot provide any assurance that we will ever be profitable.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, Zion is typically engaged in drilling very deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively substantially shallower. Consequently, our exploration risks are very substantial.

Operating hazards and uninsured risks with respect to the oil and gas operations may have material adverse effects on our operations.

Our exploration and, if successful, development and production operations are subject to all of the risks normally incident to the exploration for and the development and production of oil and gas, including blowouts, cratering, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental and operating risks. These hazards could result in substantial losses due to injury or loss of life, severe damage to or destruction of property and equipment, pollution and other environmental damage and suspension of operations. While as a matter of practice we take out insurance against some or all of these risks, such insurance may not cover the particular hazard and may not be sufficient to cover all losses. The occurrence of a significant event adversely affecting any of the oil and gas properties in which we have an interest could have a material adverse affect on us, could materially affect our continued operation and could expose us to material liability.

Political risks may adversely affect our operations and/or inhibit our ability to raise capital.

Our operations are concentrated in Israel and could be directly affected by political, economic and military conditions in Israel. Efforts to secure a lasting peace between Israel and its Arab neighbors and Palestinian residents have been underway since Israel became a country in 1948 and the future of these peace efforts is still uncertain.

Kibbutz Ma'anit (where we drilled our first and second wells and are currently drilling our third well) is in an area adjacent to Israeli Arab towns where anti-Israeli rioting broke out in late 2000. On December 27, 2008, Israel began a military offensive against the Hamas terrorist organization based in Gaza. (Gaza is in the South and our license areas are in the North of Israel.)  Currently, a cease-fire is in effect.

Recently, civil unrest, which initially began in Tunisia and then spread to Egypt, have resulted in changes in the Tunisian and Egyptian governments, has spread to other areas in the Middle East. There have been numerous demonstrations by protestors demanding a regime change in their country, and some of the demonstrations have been marked by violence. Recently, the King of Jordan reconstituted his government after protestors demanded economic and political reforms.

Civil unrest has continued to spread throughout the region and has involved other areas such as the Gaza Strip and nations such as Syria and Yemen. Such unrest, if it continues to spread or grow in intensity, could lead to civil wars; regime changes resulting in governments that are hostile to the US and/or Israel, such as has previously occurred in the region; violations of the 1979 Egypt-Israel Peace Treaty; or regional conflict.

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At this time, we are uncertain of the outcome of these events. However, prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

•	capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;
•	security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;

•	security concerns leading to evacuation of our personnel;
•	damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

•	inability of our service and equipment providers to deliver items necessary for us to conduct our operations in, resulting in delays; and
•	lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region.

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in OECD countries which include the US, the UK and Israel.  Companies in the oil and gas industry, such as us, are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, human rights, environmental compliance and business practices.  Future activist efforts could result in the following:

•	delay or denial of drilling permits;
•	shortening of lease terms or reduction in lease size;

•	restrictions on installation or operation of gathering or processing facilities;
•	restrictions on the use of certain operating practices, such as hydraulic fracturing;

•	legal challenges or lawsuits;
•	damaging publicity about us;

•	increased costs of doing business;
•	reduction in demand for our products; and

•	other adverse affects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Economically, our operations in Israel may be subject to:

•	exchange rate fluctuations;

•	royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

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•	changes in Israel's economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

Legal risks could negatively affect Zion’s value.

Legally, our operations in Israel may be subject to:

•	changes in the Petroleum Law resulting in modification of license and permit rights;

•	adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

•	changes in laws and policies affecting operations of foreign-based companies in Israel; and

•	changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Ministry of National Infrastructures is considering proposed legislation relating to licensing requirements for entities engaged in the fuel sector that, if adopted as currently proposed, may result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us. We have been advised by the Ministry that they do not intend to deprive a holder of petroleum rights under the Petroleum Law of its right under that law to sell hydrocarbons discovered and produced under its petroleum rights. We cannot now predict whether or in what form the proposed legislation may be adopted or, if adopted, its possible impact on our operations.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection is considering proposed legislation relating to polluted materials, including their production, treatment, handling, storage and transportation, that may affect land or water resources.  Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health.  We do now know and cannot predict whether any legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

In March 2011, the Ministry of Environmental Protection issued initial guidelines relating to oil and gas drilling. This is the first time that the Ministry has published specific environmental guidelines for oil and gas drilling operations, relating to on-shore and off-shore Israel. The guidelines are subject to change.

The guidelines are detailed and provide environmental guidelines for all aspects of drilling operations, commencing from the when an application for a preliminary permit is filed, and continuing through license, drilling exploration, production lease, petroleum production and abandonment of the well. The guidelines address details that must be submitted regarding the drill site, surrounding area, the actual drilling operations, the storage and removal of waste and the closing or abandoning of a well.

Zion is currently studying the impact, if any, of these guidelines on its drilling operations and business.

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Our petroleum rights (including licenses and permits) could be canceled, terminated or not extended, and we would not be able to successfully execute our business plan.

Any license or other petroleum right we hold or may be granted is granted for fixed periods and requires compliance with a work program detailed in the license or other petroleum right. If we do not fulfill the relevant work program due to inadequate funding or for any other reason, the Israeli government may terminate the license or any other petroleum right before its scheduled expiration date. No assurance can be provided that we will be able to obtain an extension to this if in fact we are unable to begin drilling by such date.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the government, the value of your investment could be significantly diluted or even lost.

Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

Our dependence on Israeli local licenses and permits may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, including Kibbutz Ma'anit, Kibbutz Ein Carmel, local and regional planning commissions and environmental authorities.

The surface rights to the drill site on which we are drilling the Ma’anit-Joseph #3 well are held under a long-term lease by Kibbutz Ma'anit. The rights are owned by the State of Israel and administered by the Israel Lands Authority. Permission has been granted to Zion by both Kibbutz Ma'anit and the Israel Lands Authority for the use of the surface rights.

The surface rights to the drill site of the Elijah #3 well are held under a long-term lease by Kibbutz Ein Carmel. The rights are owned by the State of Israel and administered by the Israel Lands Authority. Permission has been granted to Zion by both Kibbutz Ein Carmel and the Israel Lands Authority for the use of the surface rights.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of National Infrastructures, regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

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If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both.

If compliance with safety and environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to safety and environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter safety and environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

Earnings will be diluted due to charitable contributions and key employee incentive plan.

We are legally bound to fund in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

Risks Related to Our Common Stock

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity trading markets have recently experienced high volatility resulting in highly variable and unpredictable pricing of equity securities. If the turmoil in the equity trading markets continues, the market for our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

*	actual or anticipated quarterly variations in our operating results, including further impairment to unproved oil and gas properties,

*	changes in expectations as to our future financial performance or changes in financial estimates, if any,

*	announcements relating to our business,

*	conditions generally affecting the oil and natural gas industry,

*	the success of our operating strategy, and

*	the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. During the past 52 weeks, our stock price has fluctuated from an intraday low of $4.31 to an intraday high of $6.07.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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No assurance can be provided that you will be able to resell your shares of common stock at or above the price you acquired those shares in this offering. We cannot assure you that the market price of common stock will increase to the per share price at which the Unit was offered or that the market price of common stock will not fluctuate or decline significantly.

The exercise of currently outstanding warrants and options or an offering under our shelf registration statement may adversely affect the market price of our common stock.

In connection with our Follow On Public Offering which we completed in January 2009, we  issued warrants (trading on the NASDAQ Global Market under the  symbol ZNWAW) to purchase up to 666,343 shares of our common stock at a per share exercise price of $7.00, exercisable through January 31, 2012.  The shares underlying these warrants have been registered and, accordingly, any shares issued upon the exercise of these warrants will be immediately resalable on the open market. As of May 4, 2011, warrants (trading under the symbol ZNWAW) for 505,179 shares of our common stock were outstanding.

In connection with our Rights Offering which we completed on December 15, 2010, we issued warrants (trading on the NASDAQ Global Market under the symbol ZNWAZ) to purchase up to 3,642,821 shares of our common stock at a per share exercise price of $4.00, exercisable through December 31, 2012.  The shares underlying these warrants have been registered and, accordingly, any shares issued upon the exercise of these warrants will be immediately resalable on the open market. As of May 6, 2011, warrants (trading with the symbol ZNWAZ) for 3,535,021  shares of our common stock are outstanding.

Additionally, as of May 6, 2011, we had employee stock options outstanding to purchase 780,665 shares of common stock at prices ranging between $0.01 and $8.25 per share.

The exercise or possibility of exercise of outstanding warrants and employee stock options, or any offering under the S-3 shelf registration statement that we may complete, could have an adverse effect on the market price for our common stock, and you may experience dilution to your holdings.

Cash dividends will not be paid to shareholders for the foreseeable future.

You may receive little or no cash or stock dividends on your shares of common stock. The board of directors has not directed the payment of any dividends, other than rights offering dividends, and does not anticipate paying dividends on the shares for the foreseeable future and intends to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our drilling and other exploration efforts and further our efforts to acquire a majority working interest in a deep-drilling capacity onshore drilling rig. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

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DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 50,000,000 shares of common stock, par value $0.01 per share. As of May 4, 2011, there were 25,076,518 common shares outstanding. All outstanding shares of common stock are fully paid and non-assessable. On April 13, 2011, our Board of Directors approved, subject to the ratification of our stockholders, a resolution to increase our authorized share capital to 100,000,000 shares. The resolution is to be considered and voted on by the Company’s stockholders at the 2011 annual meeting of the stockholders scheduled to be held on June 21, 2011.

The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our Articles of Incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our Articles of Incorporation and bylaws.

Common Stock

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

Certificate of Incorporation and Bylaws Provisions

The following summary describes provisions of our certificate of incorporation and bylaws. They may have the effect of discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors. These provisions include:

•	restrictions on the rights of shareholders to remove directors;
•	limitations against shareholders calling a Special Meeting of shareholders or acting by unanimous written consent in lieu of a meeting;

•	requirements for advance notice of actions proposed by shareholders for consideration at meetings of the shareholders; and
•	restrictions on business combination transactions with "related persons."

Classified board of directors and removal

Our certificate of incorporation provides that the board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third Annual Meeting of Shareholders for the election of directors following the election of such class (except for the initial classes). Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of our voting stock at a Special Meeting of Shareholders called expressly for that purpose. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two Annual Meetings of Shareholders, instead of one, are generally required to effect a change in a majority of the board of directors.

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The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of our company, even though such an attempt might be beneficial to us and our shareholders. The classification of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of our company and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, shareholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Shareholder action by written consent and special meetings

Our bylaws provide that shareholder action can be taken only at an Annual or Special Meeting of shareholders and may not be taken by written consent in lieu of a meeting once our number of shareholders exceeded sixty, which occurred in the first quarter of 2003. Special Meetings of shareholders can be called only upon a resolution adopted by the board of directors. Moreover, the business permitted to be conducted at any Special Meeting of shareholders is limited to the business brought before the meeting under the Notice of Meeting given by us. These provisions may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting. These provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent or Special Meeting procedure to take shareholder action.

Advance notice provisions for shareholder nominations and shareholder proposals

 Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before a meeting of shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The shareholder notice procedure also provides that at a meeting of the shareholders only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the chief executive officer, the president, or by a shareholder who has given timely written notice containing specified information to our secretary of such shareholder's intention to bring such business before such meeting.

Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Zion and our shareholders.

Business combination provision

Our certificate of incorporation contains a provision for approval of specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock. Such person, entity or group is sometimes referred to as a "related person". This provision requires the affirmative vote of the holders of not less than 66 2/3% of our voting stock to approve specified transactions between a related person and Zion, including:

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•	any merger or consolidation;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets having a fair market value of more than 10% of our total assets, or assets representing more than 10% of our cash flow or earning power, or 10% of stockholders' equity, which is referred to as a "substantial part";

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us of all or a substantial part of the assets of a related person;
•	any reclassification of securities, recapitalization, or any other transaction involving us that would have the effect of increasing the voting power of a related person;

•	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person; and
•	the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

This voting requirement will not apply to certain transactions, including any transaction approved by a majority vote of the directors (called "Disinterested Directors") who are not affiliated or associated with the related person described above, provided that there are at least three Disinterested Directors. This provision could have the effect of delaying or preventing a change in control of Zion in a transaction or series of transactions.

Liability of directors and indemnification

Our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Delaware General Corporation Law. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director existing under our certificate of incorporation for any act or omission occurring prior to such amendment or repeal.

Our certificate of incorporation and bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification and the advancement of expenses from us, to the fullest extent permitted by applicable Delaware law. However, as provided under applicable Delaware General Corporation Law, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company.

Amendments

Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to shareholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or to repeal certain specified provisions of our certificate of incorporation. However, the 80% vote described in the prior sentence is not required for any alteration, amendment, adoption of inconsistent provision or repeal of the "business combination" provision discussed under the "Business combination provision" paragraph above which is recommended to the shareholders by two-thirds of our Disinterested Directors, and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws. In addition, our bylaws provide that shareholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 66-2/3% of our voting stock, voting together as a single class. Our bylaws may also be amended by the affirmative vote of two-thirds of our board of director.

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Listing Symbols on the NASDAQ Global Market

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The last sale price of our common stock on the NASDAQ Global Market on May 13, 2011 was $5.09. We also have two series of common stock purchase warrants quoted on the NASDAQ Global Market under the symbols “ZNWAW” and “ZNWAZ”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue one or more series of notes under indentures, which we will enter into with the trustee to be named therein.  If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC.  We use the term “indentures” to refer to any and all indentures that we may enter into with respect to debt securities issued and sold pursuant to this Registration Statement.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities which we may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

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•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

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Consolidation, Merger or Sale

The description of the debt securities in the prospectus supplement or the indentures may provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	certain other conditions are met.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Each of the following constitute reasonably standard events of default that may be included in any finalized indenture or prospectus supplement as constituting an event of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default in the event of bankruptcy, insolvency or reorganization, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default due to bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

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For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

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A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

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Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

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Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum aggregate discounts, commissions, fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement. FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•	in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review;

 No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by our shareholders, which total compensation may not exceed 8%.

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Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Aboudi & Brounstein Law Offices. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

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EXPERTS

Our audited financial statements for the period from April 6, 2000 (inception) to December 31, 2004, have been audited by Lane Gorman Trubitt, PLLC., independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K for the year ended December 31, 2010. Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010, in reliance on the authority of said firm as experts in auditing and accounting.

The financial statements of Zion Oil & Gas, Inc. (a development stage enterprise) as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010 and for the period from April 6, 2000 (inception) to December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member of KPMG International and an independent registered public accounting firm and, with respect to the financial statements, Lane Gorman Trubitt, PLLC, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firms as experts in accounting and auditing. Such report contains an explanatory paragraph that states that Zion is in the development stage and has no operating revenue, limited capital resources and a loss from operations, all of which raise substantial doubt about Zion's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is  http://www.sec.gov . Our common stock is listed for trading on the NASDAQ under the symbol “ZN.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

   We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 16, 2011;

•	our definitive proxy statement filed on May 9, 2011;

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•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed on May 10, 2011;

•	our Current Reports on Form 8-K filed on January 3, 2011, January 5, 2011 (as subsequently amended by Current Report on Form 8-K/A filed on January 6, 2011), January 7, 2011, January 12, 2011, January 18, 2011, January 21, 2011, February 4, 2011, February 18, 2011, March 4, 2011, March 11, 2011, March 18, 2011, March 22, 2011, April 1, 2011, April 6, 2011, April 15, 2011, April 21, 2011, April 29, 2011 and May 13, 2011;

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and

•	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

  This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

  You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

$150,000,000

ZION OIL & GAS, INC.

Common Stock

Debt Securities

Warrants and Units

PROSPECTUS

___, 2011

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